                                 FORM 8-K/A

                              CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 1998


                    ADVANCED COMMUNICATIONS GROUP, INC.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


       Delaware                   001-13875                76-0549396
   ---------------          ----------------------     ------------------
   (State or other          Commission File Number       (IRS Employer
   jurisdiction of                                     Identification No.)
    incorporation)


390 South Woods Mill Road, Suite 150, St. Louis, Missouri            63017
---------------------------------------------------------         ----------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code      (314) 205-8668
                                                   -------------------------


       ------------------------------------------------------------
       (Former name or former address, if changed since last report)

      The undersigned registrant hereby amends its Form 8-K dated
February 18, 1998 and filed on March 5, 1998 by restating Item 2 and adding Items 7(a) and 7(b).

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        Advanced Communications Group, Inc. was founded to create a regional competitive local exchange carrier that provides an integrated portfolio of telecommunications services principally to business customers in selected service areas of Southwestern Bell Telephone Company and U S WEST Communications, Inc. (the "Region"). On February 18, 1998, it acquired, in related transactions, six telecommunications service providers, one yellow page publisher, two telephone equipment sales and maintenance companies, a predecessor organized in 1996 under the same name, and a 49% interest in a company owning a fiber optic network (collectively, the "Acquisitions"). Unless otherwise indicated herein by the context, references herein to (i) "ACG" refer collectively to Advanced Communications Group, Inc. and its predecessor, and
(ii) the "Company" refer collectively to the entities acquired in the Acquisitions other than the interest in the fiber optic network company (collectively, the "Acquired Companies"), ACG and its predecessor company. Unless otherwise indicated, the share data below give effect to a reverse stock split of approximately one-for-2.645 of the outstanding capital stock of ACG's predecessor prior to the closing of the Acquisitions.

        In the Acquisitions, ACG acquired (i) all the outstanding stock of Feist Long Distance Service, Inc., FirsTel, Inc., Great Western Directories, Inc., Tele-Systems, Inc. and Valu-Line of Longview, Inc, (ii) substantially all the assets of Long Distance Management II, Inc., Long Distance Management of Kansas, Inc., National Telecom, and The Switchboard of Oklahoma City, Inc. and (iii) 49% of the common stock of KIN Network, Inc. The following is a brief description of the operating companies involved in the Acquisitions:

        GREAT WESTERN: Great Western Directories, Inc. ("Great Western"), founded in 1984 and headquartered in Amarillo, Texas, produces and distributes approximately 3.1 million yellow page directories annually covering 20 service areas in Oklahoma and Texas, and also publishes three yellow page directories in California. During the twelve months ended November 30, 1997, Great Western published 20 yellow page directories covering markets in the Region that contained advertisements for approximately 46,000 primarily small to mid-sized business customers.

        VALU-LINE: Valu-Line of Longview, Inc. ("Valu-Line"), headquartered in Longview, Texas, was founded in 1983. Valu-Line owns and operates a Harris 2020 LX digital tandem and local switch located in Dallas, Texas, and as of November 30, 1997, provided long distance services to approximately 9,200 customers in Arkansas, Louisiana, Oklahoma and Texas. Valu-Line has recently received authorization to provide local telephone service in Texas, and as of November 30, 1997, provided local service to approximately 2,250 access lines on a resale basis through Southwestern Bell to customers in North and East Texas.

        FIRSTEL: FirsTel, Inc. ("FirsTel") headquartered in Sioux Falls, South Dakota, was founded in 1993. FirsTel owns and operates a switch center in Sioux Falls that includes three linked Harris 2020 digital tandem switches and, as of November 30, 1997, provided bundled telecommunications service to approximately 9,400 customers in Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, North Dakota, South Dakota and Wyoming. As of November 30, 1997, FirsTel provided local service to approximately 5,800 access lines on a resale basis through U S WEST to customers in North Dakota and South Dakota. FirsTel has recently secured authorization to provide local service in Minnesota, Nebraska and Wyoming and has an application pending to provide local service in Iowa. FirsTel began offering cellular service on a resale basis in South Dakota in February 1997 and had approximately 2,200 cellular subscribers as of November 30, 1997. In early September 1997, FirsTel contracted to acquire two small telecommunications companies in South Dakota.

        FEIST LONG DISTANCE: Feist Long Distance Service, Inc. ("Feist Long Distance"), headquartered in Wichita, Kansas, was founded in 1992 by the stockholders of Feist Publications, Inc., a yellow page publisher that has been in business for 20 years. Feist Long Distance owns and operates a Northern Telecom DMS 250 digital tandem switch located in Wichita, Kansas, and as of November 30, 1997, provided primarily long distance services to approximately 15,000 customers in Colorado, Kansas, Nebraska, Oklahoma and Texas. Feist Long Distance received authorization in March 1997 to provide local telephone service in Kansas. As of November 30, 1997, Feist Long Distance provided local service to approximately 9,400 access lines on a resale basis through Southwestern Bell to customers primarily in the Wichita, Kansas metropolitan area.

        OTHER ACQUIRED COMPANIES: The "Other Acquired Companies" (Long Distance Management II, Inc., Long Distance Management of Kansas, Inc., The Switchboard of Oklahoma City, Inc., Tele-Systems, Inc. and National Telecom, a proprietorship) include three other small long distance companies and two telephone equipment sales and service companies. One of the Other Acquired Companies owns and operates a Stromberg Carlson digital tandem switch located in Oklahoma City, Oklahoma. As of November 30, 1997, the Other Acquired Companies provided long distance service to approximately 8,800 customers and also provided telephone equipment and related maintenance services to over 2,800 customers in the Wichita, Kansas market.

        KINNET: KIN Network, Inc. ("KINNET"), headquartered in Salina, Kansas, owns or operates an approximately 880-route mile fiber optic network in Kansas that connects 105 Kansas communities. KINNET sells private line services of DS0, DS1 and DS3 capacity to interexchange carriers, cellular carriers, independent local telephone companies, business and governmental accounts and others, including Feist Long Distance. KINNET currently has one of the largest fiber optic networks in the state of Kansas. KINNET also operates a Northern Telecom DMS 500 digital tandem and local switch located near the center of its fiber optic network in Moundridge, Kansas capable of handling both long distance and local services. In 1996, KINNET provided 104 million minutes of equal access time or 1+ dialing service for approximately 18 independent local telephone companies in Kansas. ACG will account for its 49% ownership interest in KINNET by using the equity method of accounting.

        As part of the consideration in the KINNET transaction, ACG issued 714,286 shares of Common Stock to the existing stockholder of KINNET, and it also made a $10.0 million direct cash investment in KINNET, $5.0 million of which KINNET has agreed to apply to the buildout in 1998 and 1999 of a 537-mile, $21.5 million network extension from Wichita, Kansas to the greater Kansas City metropolitan area, with a leg to Tulsa, Oklahoma that will provide self-healing redundancy to its fiber optic network. KINNET has advised the Company that it expects to finance the balance of the expansion with proceeds from the Rural Telephone Finance Cooperative.

SUMMARY OF TERMS OF THE ACQUISITIONS

        ACG had entered into definitive acquisition agreements to acquire each of the Acquired Companies, its predecessor and its interest in KINNET. The aggregate consideration paid by ACG in the Acquisitions consisted of approximately $73.9 million in cash to stockholders of the Acquired Companies, $10.0 million as a direct cash investment in KINNET, promissory notes in the aggregate principal amount of $17.4 million, 3,383,589 shares of ACG's common stock, par value $.0001 per share ("Common Stock"), warrants issued in June 1997 to purchase 756,078 shares of Common Stock exercisable at $6.61 per share, and options or warrants issued at the closing to purchase 598,500 shares of Common Stock exercisable at the initial public offering price and 38,635 shares of Common Stock exercisable at one-third of the initial public offering price. Up to $50,000 in value of additional shares of Common Stock (computed at the initial public offering price) may be issued to the transferor of certain assets acquired by FirsTel if certain former customers of the transferor do a targeted amount of business with FirsTel by August 31, 1998. Further, prior to the closing of the Acquisitions, certain of the Acquired Companies that are S Corporations made cash distributions to their stockholders in amounts generally equal either to the undistributed retained earnings of the S Corporations, or the income tax due on those amounts, subject to certain limitations. Additionally, ACG also acquired from the stockholders of Feist Long Distance and FirsTel, together with the stock of those companies, approximately $0.7 million and $1.0 million, respectively, of notes owed by those corporations to certain of their stockholders. The cash portion of the purchase price was provided by a portion of the proceeds from ACG's initial public offering of 8,000,000 shares of Common Stock at $14 per share which was registered under the Securities Act of 1933, as amended (Registration No. 333-37671) and which was also closed on February 18, 1998.

        The following table sets forth certain summary information relating to the acquisition of the Acquired Companies and the interest in KINNET, including the consideration payable.

                                  CONSIDERATION

      ACQUIRED                NUMBER OF
      COMPANIES               SHARES OF
    AND KINNET(1)           COMMON STOCK        CASH          NOTES      OTHER
    -------------           ------------        ----          -----      -----
                                             (dollars in thousands)
Great Western .........       714,286         $55,000       $15,000(2)     (3)
Valu-Line .............       371,429(4)        6,600          --          --
FirsTel ...............       783,588           5,000         2,000(5)     (6)
Feist Long
    Distance ..........       714,286           1,500(7)       --          --
Other Acquired
    Companies .........        85,714           5,822           350(8)     (9)
KINNET ................       714,286(10)      10,000(10)      --          --
        Total .........     3,383,589         $83,922       $17,350
                            =========         =======       =======

(1) In each case represents the acquisition of all of the stock or substantially all of the assets, except KINNET, where the Company is acquiring 49% of its outstanding capital stock.

(2) Notes mature on the second anniversary date of the closing of the Acquisitions, bear interest at 5% per annum, payable annually, and are subordinated to the first $50.0 million of outstanding bank debt.

(3) Includes non-transferable ten-year warrants to purchase 756,078 shares of Common Stock exercisable at $6.61 per share granted in June 1997 and 500,000 non-transferrable five-year warrants to purchase Common Stock at the initial public offering price issued at the closing of the Acquisitions.

(4) Includes 20,000 shares of Common Stock placed into escrow for one year, all or a portion of which will be returned to the Company if Valu-Line incurs any liability for providing intrastate long distance services to customers in Arkansas without the requisite permit and 71,428 shares of Common Stock placed into escrow for six months, all or a portion of which may be returned to the Company to indemnify it if certain liabilities arise.

(5) Notes are convertible into Common Stock at the initial public offering price, mature on the second anniversary date of the closing of the Acquisitions, bear interest at 10% per annum, payable annually, and are subordinated to the first $50.0 million of outstanding bank debt.

(6) Includes 50,000 non-transferrable five-year warrants to purchase Common Stock at the initial public offering price issued at the closing of the Acquisitions.

(7) In connection with the extension of the termination date of the acquisition agreement relating to Feist Long Distance from January 31, 1998 to February 20, 1998, the Feist shareholders agreed to reduce the cash component of the consideration payable to them by $3.5 million in exchange for the Company's covenant not to commence publication of a yellow page directory in Oklahoma City or its metropolitan area until after the fifth anniversary of the acquisition.

(8) Note bears interest at 7% per annum, and is payable in three equal installments plus accrued interest, payable on the first three anniversary dates of the closing of the Acquisitions.

(9) Includes 12,500 ten-year options and 36,000 ten-year warrants to purchase Common Stock exercisable at the initial public offering price and 38,635 ten-year options to purchase Common Stock at one-third of the initial public offering price. These 38,635 options vest as an entirety at the end of the 37th month following the closing of the Acquisitions, may be put back to the Company for $155,000 during the 38th month following the closing of the Acquisitions, and are subject to cancellation if the terms of certain employment and non-competition agreements are violated. A stockholder of one of the Other Acquired Companies may receive up to 12,500 additional ten-year options to purchase Common Stock at the initial public offering price if his company meets certain financial tests subsequent to the closing.

(10) The shares are being issued to the stockholder of KINNET, and the $10.0 million cash component is a direct cash investment in KINNET.

        The consideration paid by ACG in the Acquisitions was determined by arm's length negotiations between representatives of ACG and each of the respective companies. The closing of each Acquisition was subject to customary conditions.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS,
           AND EXHIBITS

      (a)  Financial Statements of Businesses Acquired

           See the Index to Financial Statements attached hereto and incorporated herein by reference.

      (b)   Pro Forma Financial Information

            See the Index to Financial Statements to Financial Statements
                  attached hereto and incorporated herein by reference.

      (c)   See the Exhibit Index attached hereto and incorporated herein by reference.

                           INDEX TO FINANCIAL STATEMENTS

                                                                                             PAGE
                                                                                             ----
ADVANCED COMMUNICATIONS GROUP, INC. FINANCIAL STATEMENTS

Report of Independent Auditors...........................................................
Consolidated Balance Sheets as of December 31, 1996 and 1997.............................
Consolidated Statements of Operations for the period from inception (June 1, 1996) thru
      December 31, 1996 and the year ended December 31, 1997.............................
Consolidated Statements of Changes in Stockholders' Deficit for the period from inception
      (June 1, 1996) thru December 31, 1996 and the year ended December 31, 1997.........
Consolidated Statements of Cash Flows for the period from inception (June 1, 1996) thru
      December 31, 1996 and year ended December 31, 1997.................................
Notes to Consolidated Financial Statements...............................................

GREAT WESTERN DIRECTORIES, INC. FINANCIAL STATEMENTS

Report of Independent Auditors...........................................................
Balance Sheets as of December 31, 1996 and December 31, 1997.............................
Statements of Operations for the year ended January 31, 1996, and the two years ended
      December 31, 1997..................................................................
Statements of Stockholders' Equity for the year ended January 31, 1996, the 11 months ended December 31, 1996 and the year ended December 31, 1997.......................
Statements of Cash Flows for the year ended January 31, 1996, and the two years ended December 31, 1997............................................................
Notes to Financial Statements............................................................


VALU-LINE OF LONGVIEW, INC. FINANCIAL STATEMENTS

Report of Independent Auditors...........................................................
Combined Balance Sheets as of December 31, 1996 and 1997.................................
Combined Statements of Income for the three years ended December 31, 1995, 1996 and 1997...........................................................................
Combined Statements of Stockholders' Equity for the three years ended December 31,
      1995, 1996 and 1997................................................................
Combined Statements of Cash Flows for the three years ended December 31, 1995, 1996 and 1997...........................................................................
Notes to Combined Financial Statements...................................................



FEIST LONG DISTANCE SERVICE, INC. FINANCIAL STATEMENTS

Report of Independent Auditors...........................................................
Balance Sheets as of December 31, 1996 and 1997..........................................
Statements of Operations for the two years ended December 31, 1997.......................
Statements of Stockholders' Equity for the two years ended December 31, 1997.............
Statements of Cash Flows for the two years ended December 31, 1997.......................
Notes to Financial Statements............................................................

FIRSTEL, INC. FINANCIAL STATEMENTS

Report of Independent Auditors...........................................................
Balance Sheets as of December 31, 1996 and 1997..........................................
Statements of Operations for the three years ended December 31, 1997.....................
Statements of Stockholders' Deficit for the three years ended December 31, 1997..........
Statements of Cash Flows for the three years ended December 31, 1997.....................
Notes to Financial Statements............................................................

KIN NETWORK, INC. FINANCIAL STATEMENTS

Reports of Independent Auditors..........................................................
Balance Sheets as of December 31, 1996 and 1997..........................................
Statements of Operations for the two years ended December 31, 1997.......................
Statements of Stockholders' Equity for the two years ended December 31, 1997.............
Statements of Cash Flows for the two years ended December 31, 1997.......................
Notes to Financial Statements............................................................

ADVANCED COMMUNICATIONS GROUP, INC. UNAUDITED
      PRO FORMA COMBINED FINANCIAL STATEMENTS
Basis of Presentation of Unaudited Pro Forma Combined Financial Statements...............
Unaudited Pro Forma Combined Balance Sheet as of December 31, 1997.......................
Unaudited Pro Forma Combined Statement of Operations for the year ended December 31,
      1996...............................................................................
Unaudited Pro Forma Combined Statement of Operations for the year ended December 31,
      1997...............................................................................
Notes to Pro Forma Combined Financial Statements.........................................




                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Advanced Communications Group, Inc.

      We have audited the accompanying consolidated balance sheets of Advanced
Communications Group, Inc. as of December 31, 1996 and 1997, and the related consolidated statements of operations, changes in stockholders' deficit, and cash flows for the period from inception (June 6, 1996) through December 31, 1996 and for the year ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced
Communications Group, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the period from inception (June 6, 1996) through December 31, 1996 and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
March 23, 1998






                                     ADVANCED COMMUNICATIONS GROUP, INC.

                                         CONSOLIDATED BALANCE SHEETS
               ASSETS                                                   December 31,            December 31,
                                                                           1996                     1997
                                                                        ------------            ------------
Current Assets:
   Cash and cash equivalents                                               $  33,450             $        --
   Employee advance                                                            1,388                      --
                                                                           ---------             -----------
      Total Current Assets                                                    34,838                      --
Office furniture and equipment, net                                            8,252                   5,966
Other non-current assets                                                      48,480               2,688,976
                                                                           ---------             -----------

      Total Assets                                                         $  91,570             $ 2,694,942
                                                                           =========             ===========


LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
   Note payable to stockholder                                             $ 565,047             $ 2,874,609
   Accrued interest payable to stockholder                                     9,890                 266,107
   Accounts payable and accrued expenses                                     148,653               2,098,433
                                                                           ---------             -----------

      Total Current Liabilities                                              723,590               5,239,149
                                                                           ---------             -----------

Commitments and Contingencies                                                     --                      --
                                                                           ---------             -----------

Stockholders' Deficit:
   Common stock, $.00001 par, 180,000,000 shares authorized,
     8,227,736 and 8,232,276 shares issued and outstanding, respectively          82                      82
   Additional paid-in capital                                                 26,718               1,314,566
   Accumulated deficit                                                      (658,820)             (3,858,855)
                                                                           ---------             -----------
      Total stockholders' deficit                                           (632,020)             (2,544,207)
                                                                           ---------             -----------

      Total liabilities and stockholders' deficit                          $  91,570             $ 2,694,942
                                                                           =========             ===========

         See accompanying notes to consolidated financial statements.


                               ADVANCED COMMUNICATIONS GROUP, INC.

                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                 For the period
                                                                 from inception
                                                                 (June 6, 1996)      For the year
                                                                    through             ended
                                                                  December 31,        December 31,
                                                                     1996                1997
                                                                 --------------      ------------
Revenues                                                              $     --        $       --

General and administrative expenses                                    648,930         2,940,469
Depreciation and amortization                                               --             3,277
Interest expense                                                         9,890           256,289
                                                                      --------        ----------
   Loss before income tax benefit                                      658,820         3,200,035
Income tax benefit                                                          --                --
                                                                      --------        ----------

   Net loss                                                           $658,820        $3,200,035
                                                                      ========        ==========

   Basic and diluted loss per share                                   $    .08        $      .39
                                                                      ========        ==========

         See accompanying notes to consolidated financial statements.


                                         ADVANCED COMMUNICATIONS GROUP, INC.

                             CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                        FOR THE PERIOD FROM INCEPTION (JUNE 6, 1996) THROUGH DECEMBER 31, 1997


                                                     Common stock            Additional                      Total
                                                     ------------              Paid-in     Accumulated   Stockholders'
                                               Shares            Amount        Capital       Deficit        Deficit
                                               ------            ------      ----------    -----------   -------------
Initial capitalization                       8,227,736            $ 82       $   26,718    $        --    $    26,800
Net loss                                            --              --               --       (658,820)      (658,820)
                                             ---------            ----       ----------    -----------    -----------

BALANCES, December 31, 1996                  8,227,736              82           26,718       (658,820)      (632,020)
Issuance of stock options and warrants              --              --        1,237,000             --      1,237,000
Issuance of stock for services performed         4,540              --           50,848             --         50,848
Net loss                                            --              --               --     (3,200,035)    (3,200,035)
                                             ---------            ----       ----------    -----------    -----------

BALANCES, December 31, 1997                  8,232,276            $ 82       $1,314,566    $(3,858,855)   $(2,544,207)
                                             =========            ====       ==========    ===========    ===========


         See accompanying notes to consolidated financial statements

                                      ADVANCED COMMUNICATIONS GROUP, INC.

                                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                 For the period
                                                                                 From inception
                                                                                 (June 6, 1996)      For the year
                                                                                through December    ended December
                                                                                    31, 1996           31, 1997
                                                                                ----------------    --------------
Cash flows from operating activities:
   Net loss                                                                         $(658,820)      $(3,200,035)
   Adjustments to reconcile net loss to net cash used by
    operating activities:
      Depreciation and amortization                                                        --             3,277
      Stock-based compensation expense                                                     --           870,000
   Changes in assets and liabilities:
      (Increase) decrease in employee advances                                         (1,388)            1,388
      Increase in property and equipment                                               (8,252)               --
                                                                                    ---------       -----------
           Net cash used by operating activities                                     (668,460)       (2,325,370)
                                                                                    ---------       -----------

Cash flow from investing activities:
   Increase in other non-current assets                                               (48,480)       (2,223,639)
                                                                                    ---------       -----------
Cash flows from financing activities:
   Increase in accounts payable and accrued expenses                                  148,653         1,949,780
   Increase in note payable to stockholder                                            565,047         2,309,562
   Increase in accrued interest payable to stockholder                                  9,890           256,217
   Issuance of common stock                                                            26,800                --
                                                                                    ---------       -----------

      Net cash provided by financing activities                                       750,390         4,515,559
                                                                                    ---------       -----------

Net increase (decrease) in cash and cash equivalents                                   33,450           (33,450)
Cash and cash equivalents:
   Beginning of period                                                                     --            33,450
                                                                                    ---------       -----------

   End of period                                                                    $  33,450       $        --
                                                                                    =========       ===========

Summary of significant non-cash activities:
      Deferred acquisition costs paid for through
       issuance of common stock and warrants                                        $      --       $   417,848
                                                                                    =========       ===========
         See accompanying notes to consolidated financial statements.

                     ADVANCED COMMUNICATIONS GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   DECEMBER 31, 1996 AND DECEMBER 31, 1997


1.  ORGANIZATION AND BUSINESS:

      Advanced Communications Group, Inc. ("ACG") was incorporated in Delaware in September 1997 as a subsidiary of a predecessor company that was ultimately named Advanced Communications Corp. ("ACC"). ACC was formed in June 1996 and had previously been named Advanced Communications Group, Inc.
By September 1997, ACC had entered into acquisition agreements to acquire a number of companies in various aspects of the telecommunications business. In October 1997, in order to facilitate these acquisitions, ACG entered into new definitive agreements to acquire the stock or assets of six telecommunications service providers, one yellow page publisher, two telephone equipment sales and maintenance companies, ACC, and a 49% interest in a company owning a fiber optic network (collectively, the "Acquisitions"). Shortly thereafter, ACG filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the "Commission") with respect to an initial public offering ("IPO") of its common stock, par value $.0001 per share ("Common Stock"). The Registration Statement, as amended, was declared effective on February 12, 1998. On February 18, 1998, ACG consummated the IPO and the Acquisitions, including a merger of ACC into a subsidiary of ACG pursuant to which ACC became a wholly-owned subsidiary of ACG. Hereafter, unless the context otherwise indicates, references to "ACG" or the "Company" refer to ACG and its predecessor. Prior to February 1998, ACG had not conducted any operations other than those relating to the IPO and the Acquisitions. Consequently, the financial statements included herein relate only to ACG. All intercompany accounts have been eliminated in consolidation.

      In 1997, the Company signed definitive agreements pursuant to which it agreed to acquire all of the outstanding capital stock of Great Western Directories, Inc., Valu-Line of Longview, Inc., Feist Long Distance Service, Inc., FirsTel, Inc. and Tele-Systems, Inc., substantially all of the assets of Long Distance Management II, Inc., Long Distance Management of Kansas, Inc., The Switchboard of Oklahoma City, Inc., and National Telecom, a proprietorship, and 49% of the outstanding capital stock of KIN Network, Inc. ("Acquisitions"). The consideration to be paid by the Company in the Acquisitions includes $83.9 million in cash, shares of the Company's Common Stock valued for purposes of computing the estimated purchase price for accounting purposes at $37.9 million, $17.4 million in promissory notes, and options and warrants to purchase 1,393,213 shares of the Company's Common Stock.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Deferred acquisition and deferred offering costs -- The Company has deferred certain legal, accounting, appraisal and other costs incurred in connection with the Acquisitions and the IPO. At December 31, 1996 and 1997, deferred acquisition costs amounted to approximately $40,900 and $929,000, respectively, and deferred offering costs amounted to $2,700 and

$1,756,800, respectively. At such time as the Acquisitions are completed, deferred acquisition costs will be included in the determination of excess purchase price. Deferred offering costs will be charged to additional paid-in capital upon the closing of the IPO.

      Office furniture and equipment -- Office furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the respective lives of the assets. The estimated useful lives are as follows:

Furniture and fixtures                    7 years

Computer equipment and software           3 years


      Income taxes -- No provision for Federal, state and local income taxes has been made because the Company has sustained cumulative losses since its inception in June 1996. A 100% valuation allowance has been established for the related deferred tax asset.

      Net Loss Per Share -- The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share", which replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Adoption of SFAS No. 128 did not change EPS as previously reported for 1996.

      The weighted average shares outstanding were 8,227,736 for the period from inception (June 6, 1996) through December 31, 1996 and 8,230,006 for the year ended December 31, 1997. In calculating diluted EPS for the year ended December 31, 1997, options to purchase 1,525,000 shares of common stock at exercise prices ranging from $2.50 to $14.00 per share, and warrants to purchase 1,296,199 shares of common stock at exercise prices ranging from $2.50 to $6.61 per share were outstanding during part of 1997 but were not included in the computation of diluted EPS due to their antidilutive effect.

      Use of Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Stock Based Compensation -- SFAS No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting required by Accounting Principles Board Opinion No. 25 ("APB No. 25"). The Company has elected to remain with the accounting in APB No. 25 and has included in these financial statements pro forma disclosures of net loss and net loss per share as if the fair value method of accounting had been applied. No employee stock options or similar equity instruments were issued by the Company prior to January 1, 1997.


3.  TRANSACTIONS WITH RELATED PARTIES:

COMMON OWNERSHIP AND MANAGEMENT

      At December 31, 1996 and 1997, a total of 7,986,074 shares and 7,915,192 shares, respectively, of the Company's Common Stock was owned by Consolidation Partners Founding Fund, L.L.C., ("CPFF") and by individuals who then served as directors of both the Company and CPFF and who own the controlling interest in CPFF.

SUBORDINATED PROMISSORY NOTE IN FAVOR OF CPFF

      The Company's activities have been financed through a subordinated note agreement with CPFF. In September 1996, the Company executed a Subordinated Promissory Note (the "Note") in favor of CPFF in the principal amount of $1,200,000 and bearing an annual interest rate of eight (8%) percent. Under its original terms, the principal and accrued interest under the Note were to be paid in full on the earlier of September 15, 1997, or the date on which the Company's common stock became listed or quoted on a national basis. During 1996 and 1997, the Company incurred interest expense of $9,890 and $256,289, respectively, under the Note. Between September 1997 and February 1998, the Company and CPFF amended the terms of the Note three times to provide for increases in the principal balance to $3,230,000, and to extend the maturity of the Note to the earlier of December 31, 1998 or the consummation of the IPO. At December 31, 1997 and 1996, the principal balance under the Note was approximately $565,000 and $2,875,000, respectively. In connection with the IPO in February 1998, the entire Note balance was repaid.

STOCK OPTIONS AND WARRANTS

      In May 1997 the Company granted to one of its consultants a warrant for the purchase of 7,561 shares of common stock at an exercise price of $2.65 per share. This warrant is exercisable in whole or in part at any time up to its expiration date in May 2007. In connection with the issuance of this warrant, the Company recorded a non-recurring, non-cash compensation expense of $20,000 reflecting the difference between the exercise price for the shares and the estimated fair value of the warrant at the date of grant.

      In connection with the Great Western Directories, Inc. ("Great Western") acquisition agreement, the Company issued warrants to purchase 756,078 shares of common stock at $6.61 per share. Based on an independent appraisal, the fair value of these warrants was determined to be $367,000 on the date of grant, which was recorded as deferred acquisition costs by the Company.

      In June 1997, the Company granted options for the purchase of 775,000 shares of common stock at an exercise price equal to the fair value of a share of common stock at the date of grant, specifically $2.50 per share, to three individuals. In December 1997, two of these individuals exchanged their options to purchase 525,000 shares of common stock for ten-year, fully vested warrants to purchase a like number of shares of common stock at the same exercise price.

EMPLOYEE AND DIRECTOR STOCK OPTIONS

      In June 1997, the Company's Board of Directors approved a Stock Awards Plan (the "Plan") which provides for the granting or awarding of incentive or non-qualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents and other incentive awards to directors, officers, and key employees of the Company. The number of shares of common stock authorized and reserved for issuance under the Plan is 3,500,000 shares.

      During 1997, the Company agreed to make various grants and awards under the Plan to employees and officers of the Acquired Companies, and to certain individuals who became officers of the Company. These options will be exercisable at the initial offering price and have various vesting and termination provisions. In addition, the Company has agreed to compensate each of its outside directors with an option award for 15,000 shares of common stock upon election to the board and an additional option award of 5,000 shares of common stock upon each subsequent re-election of the director. At December 31, 1997, no director options had yet been granted.

      During December 1997, the Company awarded to three of its officers ten-year options to purchase 1,275,000 shares of common stock, consisting of options for 300,000 shares exercisable at $2.50 per share which vest in full at the end of three months, and options for 975,000 shares of common stock exercisable at the initial public offering price ($14.00) which vest in three equal increments on the first three anniversaries of the date of grant. During the year ended December 31, 1997, the Company recognized $850,000 of compensation expense related to these options.

      At December 31, 1997, there were 2,225,000 additional shares available for grant under the Plan. The per share weighted-average value of stock options granted during 1997 was $8.63 using the Black-Scholes model with the following assumptions: weighted-average risk-free interest rate of 6.50%, expected life of 10 years, expected volatility of 60%, and an expected dividend yield of zero percent.

      The Company applies APB Opinion No. 25 in accounting for the Plan. Accordingly, apart from the compensation expense referred to above, the Company has not recognized compensation expense related to the issuance of options for the purchase of its common stock. Had the Company determined compensation expense based on the fair value at the date of grant for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                     1997
Net loss:
   As reported                                    $3,200,035
   Pro forma                                      $5,972,195

Basic and diluted loss per share:
   As reported                                         $0.39
   Pro forma                                           $0.73


      At December 31, 1997, the range of exercise prices and weighted-average remaining contractual lives of the options was $2.50 to $14.00 per share and 10 years, respectively. No options were exercisable at December 31, 1997. Stock option activity during the periods indicated is as follows:

                                                   Number of             Weighted average
                                                    Shares                Exercise price
                                                   ---------             -----------------
Balance, December 31, 1996                                --                  $   --

   Options granted                                 1,275,000                   11.29
                                                   ---------                  ------

Balance, December 31, 1997                         1,275,000                  $11.29
                                                   =========                  ======


OTHER COMMITMENTS

      In January 1997, the Company entered into a four year lease agreement with CPFF pursuant to which the Company leases furniture and office equipment. Under this agreement the Company is obligated to make monthly rental payments to CPFF of $1,163. For the year ended December 31, 1997, the Company recognized approximately $14,000 of rental expense related to this lease agreement.

      The Company has entered into six-year employment agreements with three officers of the Company. These agreements provide for annual salaries plus potential bonuses and stock option grants as determined by the Compensation Committee of the Board of Directors.


5.  SUBSEQUENT EVENTS:

      In January 1998, the Company entered into an agreement with a certain utility company regarding the possible creation of a strategic alliance.
Under the terms of the agreement, which was consummated contemporaneously with the closing of the initial public offering, the Company issued 142,857 shares of Series A Redeemable Convertible Preferred Stock ("Preferred
Stock") with an aggregate liquidation preference of $2 million. The
Preferred Stock is convertible into shares of common stock at the initial public offering price $14.00) eighteen months after the consummation of the initial public offering. The Preferred Stock does not pay dividends and is not entitled to vote in the election of directors. If a strategic alliance has not been entered into by the 13th month after the initial public offering, the Company may, at its option, redeem the Preferred Stock for total proceeds of $1.25 million. The Company has discussed, and continues to discuss, similar strategic alliances with other utility companies.

      In February 1998, the Company's Board of Directors approved an approximately 1-for-2.645 reverse stock split, subject to stockholder approval. This reverse stock split has been reflected retroactively for all periods presented.

      In February 1998, the Company completed an initial public offering of 8,000,000 shares of its common stock, and closed on the Acquisitions. Proceeds from the IPO, net of offering costs, were $99.9 million of which $83.9 million was paid to acquire the Acquired Companies, $5.5 million was paid to retire debt of the Company and the Acquired Companies, and $1.75 million was paid to a stockholder for a five-year non-compete agreement. Stockholders of the Acquired Companies who became executive officers or directors of the Company upon the consummation of the Acquisitions received approximately $35.6 million of the cash purchase price paid in the Acquisitions.

      Prior to the pricing of the IPO, Richard O'Neal, the principal shareholder of Great Western, expressed disagreement with the effect of the reverse stock split on certain warrants that had been issued to the stockholders of Great Western at the time of the execution of the initial acquisition agreement between the Company and Great Western (the "Warrants"). CPFF and Mr. O'Neal agreed to engage in good faith negotiations to determine the type and amount of any consideration appropriately payable by CPFF to the holders of the Warrants following the consummation of the IPO. As of March 30, 1998, no negotiated settlement had been reached and Mr. O'Neal had delivered to CPFF a demand for binding arbitration. CPFF has agreed not to effect any distribution of the Company's Common Stock to its interest owners prior to the resolution of these matters. The resolution of this matter is solely between CPFF and the principal shareholder of Great Western. The Company shall have no liability with respect to the resolution of this matter and no additional Common Stock or equivalents will be issued in connection therewith. In no event shall any assets of the Company be used too satisfy any negotiated settlement or arbitration award.

                  GREAT WESTERN DIRECTORIES, INC.

                  FINANCIAL STATEMENTS
                  JANUARY 31, 1995 AND
                  DECEMBER 31, 1996 AND 1997

                  (WITH INDEPENDENT AUDITORS'
                  REPORT THEREON)

                      Independent Auditors' Report
                      ----------------------------

The Board of Directors
Great Western Directories, Inc.:


We have audited the accompanying balance sheets of Great Western Directories, Inc. as of December 31, 1996 and 1997, and the related statements of operations and cash flows for the year ended January 31, 1996 and for each of the years in the two-year period ended December 31, 1997, and the related statements of stockholders' equity for the year ended January 31, 1996, the eleven months ended December 31, 1996, and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great Western Directories, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the year ended January 31, 1996 and for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


KPMG PEAT MARWICK LLP



Houston, Texas
March 20, 1998

                                            GREAT WESTERN DIRECTORIES, INC.

                                                     Balance Sheets

                                               December 31, 1996 and 1997

                  Assets                                                          1996                    1997
                  ------                                                          ----                    ----
Current assets:
   Cash                                                                       $   719,268             $    47,349
   Accounts receivable, net of allowance for
      doubtful accounts of $8,282,945 and
      $9,411,602, respectively                                                 13,324,783              11,900,243
   Income taxes receivable                                                        384,145                 672,875
   Deferred directory costs                                                     3,052,944               4,593,770
   Deferred income taxes                                                        1,627,821                      --
   Other current assets                                                           377,275                   2,162
                                                                              -----------             -----------
         Total current assets                                                  19,486,236              17,216,399

Property and equipment, net                                                     1,118,168               1,227,296

Other assets                                                                        4,607                  18,955
                                                                              -----------             -----------
         Total assets                                                         $20,609,011             $18,462,650
                                                                              ===========             ===========
      Liabilities and Stockholders' Equity
      ------------------------------------

Current liabilities:
   Bank overdraft                                                             $        --             $   468,656
   Accounts payable                                                             1,393,021               2,649,200
   Payable to related parties                                                     483,311                 265,264
   Accrued liabilities                                                          1,138,730               1,022,460
   Current maturities on long-term debt                                         1,849,309                      --
   Prepayments on directory advertising                                         3,170,840               3,208,092
                                                                              -----------             -----------
         Total current liabilities                                              8,035,211               7,613,672
                                                                              -----------             -----------
Stockholders' equity:
   Common stock, $1 par value; 10,000
      authorized shares, 1,250 shares
      issued and outstanding                                                        1,250                   1,250
   Additional paid-in capital                                                           5                       5
   Retained earnings                                                           12,572,545              10,847,723
                                                                              -----------             -----------
         Total stockholders' equity                                            12,573,800              10,848,978
                                                                              -----------             -----------
Total liabilities and stockholders' equity                                    $20,609,011             $18,462,650
                                                                              ===========             ===========

See accompanying notes to financial statements.

                                            GREAT WESTERN DIRECTORIES, INC.

                                                Statements of Operations

                          For the years ended January 31, 1996 and December 31, 1996 and 1997


                                                                                                 Year ended
                                                                  Year ended                    December 31,
                                                                  January 31,           ----------------------------
                                                                     1996                  1996              1997
                                                                     ----                  ----              ----
Advertising revenues                                              $36,469,094          $44,324,097       $43,246,527
                                                                  -----------          -----------       -----------
Cost of revenues:
   Commissions and other sales expenses                             8,784,336            9,543,696        10,416,378
   Publishing, related party                                          578,223            1,077,795         1,155,457
   Publishing, other                                                8,944,754            9,333,705         7,613,424
   Distribution, related party                                        697,250              815,566           190,465
   Distribution, other                                                563,362              622,820         1,145,095
   Depreciation and amortization                                      228,324              223,434           235,000
                                                                  -----------          -----------       -----------
         Total cost of revenues                                    19,796,249           21,617,016        20,755,819
                                                                  -----------          -----------       -----------
         Gross margin                                              16,672,845           22,707,081        22,490,708
                                                                  -----------          -----------       -----------

General and administrative expenses:
   Salaries and payroll taxes                                       5,953,869            6,320,326         7,527,174
   Provision for bad debts                                          3,249,165            4,650,918         4,351,667
   Other                                                            3,457,492            4,015,824         4,307,365
                                                                  -----------          -----------       -----------
         Total general and administrative expenses                 12,660,526           14,987,068        16,186,206
                                                                  -----------          -----------       -----------
         Total operating income                                     4,012,319            7,720,013         6,304,502
                                                                  -----------          -----------       -----------

Other income (expense):
   Interest expense                                                  (602,100)            (503,768)          (49,750)
   Settlement of litigation, net of expenses of $318,496                   --            6,281,504                --
   Other, net                                                          66,857               93,587            85,943
                                                                  -----------          -----------       -----------
         Total other income (expense)                                (535,243)           5,871,323            36,193
                                                                  -----------          -----------       -----------
         Income before income taxes                                 3,477,076           13,591,336         6,340,695

Provision for income taxes                                          1,307,290            5,294,596         1,804,112
                                                                  -----------          -----------       -----------
Net income                                                        $ 2,169,786          $ 8,296,740       $ 4,536,583
                                                                  ===========          ===========       ===========

Basic and diluted income per share                                $  1,735.83          $  6,637.39       $  3,629.27
                                                                  ===========          ===========       ===========

See accompanying notes to financial statements.

                                                GREAT WESTERN DIRECTORIES, INC.

                                              Statements of Stockholders' Equity

                                              For the year ended January 31, 1996,
                                          the eleven months ended December 31, 1996
                                             and the year ended December 31, 1997


                                                                 Additional
                                              Common              paid-in       Retained        Treasury
                                              stock               capital       earnings         stock          Total
                                              -----               -------       --------         -----          -----
Balances, January 31, 1995                    $1,250              $    5      $ 2,476,726      $      --     $ 2,477,981

Cash dividends                                    --                  --          (46,250)            --         (46,250)

Net income                                        --                  --        2,169,786             --       2,169,786
                                              ------              ------      -----------      ---------     -----------
Balances, January 31, 1996                     1,250                   5        4,600,262             --       4,601,517

Cash dividends                                    --                  --          (46,250)            --         (46,250)

Net income (eleven months)                        --                  --        8,018,533             --       8,018,533
                                              ------              ------      -----------      ---------     -----------
Balances, December 31, 1996                    1,250                   5       12,572,545             --      12,573,800

Purchase of treasury stock
   (31.25 shares)                                 --                  --               --       (225,000)       (225,000)

Issuance of treasury stock
   (31.25 shares)                                 --                  --               --        225,000         225,000

Cash dividends                                    --                  --       (6,261,405)            --      (6,261,405)

Net income                                        --                  --        4,536,583             --       4,536,583
                                              ------              ------      -----------      ---------     -----------
Balances, December 31, 1997                   $1,250              $    5      $10,847,723      $      --     $10,848,978
                                              ======              ======      ===========      =========     ===========

See accompanying notes to financial statements.

                                         GREAT WESTERN DIRECTORIES, INC.

                                            Statements of Cash Flows

                                        For the years ended January 31, 1996,
                                           and December 31, 1996 and 1997

                                                                                              Year ended
                                                                 Year ended                  December 31,
                                                                 January 31,       --------------------------------
                                                                    1996              1996                  1997
                                                                    ----              ----                  ----
Cash flows from operating activities:
   Net income                                                   $ 2,169,786        $ 8,296,740          $ 4,536,583
   Adjustments to reconcile net income to
      net cash provided (used) by operating activities:
         Depreciation and amortization                              228,324            223,434              235,000
         Loss on disposal of assets                                  72,000                 --                   --
         Provision for bad debts                                  3,249,165          4,650,918            4,351,667
         Deferred income taxes                                      (68,045)          (542,074)           1,627,821
         Changes in:
            Accounts receivable                                  (7,505,966)        (6,707,225)          (2,927,127)
            Deferred directory costs                             (1,159,636)          (696,008)          (1,540,826)
            Income taxes receivable                                (755,005)           688,233             (288,730)
            Accounts payable                                       (708,170)          (569,983)           1,038,132
            Accrued liabilities                                      85,664            886,520             (116,270)
            Prepayments on directory advertising                    825,617           (352,931)              37,252
            Other assets                                            611,754             72,136              360,765
                                                                -----------        -----------          -----------
               Net cash provided (used) by operating
                  activities                                     (2,954,521)         5,949,760            7,314,267
                                                                -----------        -----------          -----------
Cash flows from investing activities -
   purchases of property and equipment                             (116,288)          (300,125)            (344,128)
                                                                -----------        -----------          -----------
Cash flows from financing activities:
   Change in bank overdraft                                          33,144           (169,011)             468,656
   Net borrowings (payments) under note payable to bank           1,800,000                 --                   --
   Advances under long-term debt                                  3,000,000
   Principal payments under long-term debt                       (2,037,364)        (4,708,019)          (1,849,309)
   Purchase of treasury stock                                            --                 --             (225,000)
   Issuance of treasury stock                                            --                 --              225,000
   Cash dividends paid                                              (46,250)           (92,500)          (6,261,405)
                                                                -----------        -----------          -----------
               Net cash provided (used) by financing
                  activities                                      2,749,500         (4,969,530)          (7,642,058)
                                                                -----------        -----------          -----------
               Net increase (decrease) in cash                     (321,309)           680,105             (671,919)

Cash at beginning of year                                           353,002             39,163              719,268
                                                                -----------        -----------          -----------
Cash at end of year                                             $    31,693        $   719,268          $    47,349
                                                                ===========        ===========          ===========
Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                       $   602,100        $   503,768          $    49,750
                                                                ===========        ===========          ===========
   Cash paid during the year for income taxes                   $ 2,017,092        $ 4,350,000          $        --
                                                                ===========        ===========          ===========

See accompanying notes to financial statements.

                       GREAT WESTERN DIRECTORIES, INC.

                        NOTES TO FINANCIAL STATEMENTS

                          December 31, 1996 and 1997


      (1)   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
            POLICIES

            DESCRIPTION OF BUSINESS

            Great Western Directories, Inc. (the Company) is an independent telephone directory publisher that publishes telephone directories in Texas, Oklahoma and California. Revenues are primarily derived from the sale of advertising space in the telephone directories.

            ALLOWANCE FOR DOUBTFUL ACCOUNTS

            The Company maintains an allowance for doubtful accounts based on management's estimate of the collectibility of all accounts receivable. The allowance for doubtful accounts is established through a provision for doubtful accounts charged to expense. Accounts receivable are charged against the allowance when management believes that the collectibility of the receivable is unlikely. Recoveries of amounts previously charged off are credited to the allowance. The Company's accounts receivable are unsecured. The allowance is subjective in nature and may be adjusted in the near term because of changes in economic conditions.

            PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on accelerated methods over the estimated useful lives of the assets, which range from 3 to 31 years.

            INCOME TAXES

            As discussed in Note 4, the Company changed to a Subchapter S Corporation effective January 1, 1997. The income or loss of a Subchapter S Corporation is includable in the federal income tax returns of the individual shareholders.

            Prior to January 1, 1997 the Company used the asset and liability method whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                             GREAT WESTERN DIRECTORIES, INC.

                              NOTES TO FINANCIAL STATEMENTS


            FAIR VALUE OF FINANCIAL INSTRUMENTS

            Fair value estimates are made at discrete points in time based on in relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision.

            The Company believes that the carrying amounts of its financial instrument current assets and current liabilities approximate the fair value of such items due to their short-term nature.

                                                                    (Continued)

                            GREAT WESTERN DIRECTORIES, INC.

                             NOTES TO FINANCIAL STATEMENTS


            REVENUE AND COST RECOGNITION

            Advertising revenues are derived from the sale of advertising space in telephone directories and are recognized on the date that the directory is published and delivered. If the estimate of total directory costs exceeds advertising revenues for a specific telephone directory, a provision is made for the entire amount of such estimated loss. No provision for estimated losses was included in the financial statements for the years ended January 31, 1996 and December 31, 1996 and 1997.

            Directory costs are deferred until the date that the directory is published and delivered. Directory costs include all direct costs related to the publishing of a telephone directory, such as publishing and distribution expenses and commissions on sales, other sales expenses and depreciation and amortization. General and administrative costs are charged to expense as incurred.

            Costs incurred with the expansion into new markets include all direct costs related to the publishing of a first-year telephone directory (prototype directory). Advertising space in prototype directories is generally provided to advertisers at no cost; therefore, no advertising revenues are derived from prototype directories. As the future economical benefit of the direct costs related to prototype directories cannot be determined, such direct costs are charged to expense as incurred. The Company had no prototype directories for the years ended January 31, 1996 and December 31, 1996 and 1997.

            NONMONETARY TRANSACTIONS

            The Company trades advertising space for goods and services used primarily for promotional, sales and other business activities. Barter revenue is recorded when directories are published and barter expense is recorded when goods and services are received or used. Barter transactions are recorded at their estimated fair value and are included in the accompanying statements of operations. Barter revenue aggregated approximately $1,598,000, $2,155,000 and $1,848,000 and barter expense aggregated approximately $1,459,000, $1,547,000 and $2,118,000 for the years ended January 31, 1996 and December 31, 1996 and 1997, respectively.

            NET INCOME PER SHARE

            The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share (Basic EPS) and diluted earnings per share (Diluted
            EPS). Basic EPS excludes dilution and is determined by dividing the income available to

                             GREAT WESTERN DIRECTORIES, INC.

                              NOTES TO FINANCIAL STATEMENTS


            common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or issued into common stock. Adoption of SFAS No. 128 did not change EPS as previously reported.

            The weighted average shares outstanding were 1,250 for the years ended January 31, 1996 and December 31, 1996 and 1997.

                                                                    (Continued)

                           GREAT WESTERN DIRECTORIES, INC.

                            NOTES TO FINANCIAL STATEMENTS


            USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (2)   PROPERTY AND EQUIPMENT

            At December 31, 1996 and 1997, property and equipment consisted of the following:

                                                  1996            1997
                                                  ----            ----
        Land                                  $    79,900    $    79,900
        Building and improvements                 644,061        654,862
        Furniture, fixtures and equipment       1,991,215      2,324,542
                                              -----------    -----------
                                                2,715,176      3,059,304
        Less accumulated depreciation          (1,597,008)    (1,832,008)
                                              -----------    -----------
                                              $ 1,118,168    $ 1,227,296
                                              ===========    ===========

      (3)   DEBT OBLIGATIONS

            NOTE PAYABLE TO BANK

            At December 31, 1996 and 1997, the Company had a $2,000,000 line of credit with a bank with no outstanding advances. The line of credit bears interest at prime, which was 8.25% at December 31, 1996 and 1997, respectively. The line is collateralized by accounts receivable and may be used for general corporate working capital and other purposes as approved by the bank.

                       GREAT WESTERN DIRECTORIES, INC.

                        NOTES TO FINANCIAL STATEMENTS


            LONG-TERM DEBT

            Long-term debt at December 31, 1996 and 1997 consisted of the following:

                                                         1996           1997
                                                         ----           ----
        Term note payable to bank, due  in
         monthly installments of $204,000
         including interest at prime (8.25%
         at December 31, 1996) through
         July 1997, secured by accounts
         receivable                                   $ 1,849,309      $ --
                                                      -----------      ----

        Total long-term debt                            1,849,309        --

        Less current maturities                        (1,849,309)     $ --
                                                      -----------      ----

        Long-term debt, less current maturities       $        --        --
                                                      ===========       ===

                                                                   (Continued)

                       GREAT WESTERN DIRECTORIES, INC.

                        NOTES TO FINANCIAL STATEMENTS


            The Company has a letter agreement with a bank relating to a line of credit and the term note payable. The agreement includes provisions which, among other things, require the maintenance of specified financial ratios and other debt covenants. Further, the agreement imposes certain restrictions with respect to new market expansion, dividend distributions and contributions to the profit sharing plan. At December 31, 1996, the Company was not in compliance with certain debt covenants requirements and obtained a waiver of these covenants through July 31, 1997. The Company paid all debt obligations on June 15, 1997.

      (4)   INCOME TAXES

            The source of deferred tax assets and the tax effect of each as of December 31, 1996 are as follows:

            Deferred tax assets - allowance for doubtful
               accounts                                   $ 1,627,821
                                                          -----------
                 Total deferred tax assets                $ 1,627,821
                                                          ===========

            The provision for income taxes for the years ended January 31, 1996 and December 31, 1996 and 1997, consists of the following components:

                                     January 31,      December 31,       December 31,
                                        1996              1996               1997
                                        ----              ----               ----
   Federal:
      Current                        $ 1,262,087       $5,057,155        $ (288,730)
      Deferred                           (68,045)        (542,074)        1,627,821
   State                                 113,248          779,515           465,021
                                     -----------       ----------        ----------
         Total provision for
            income taxes             $ 1,307,290       $5,294,596        $1,804,112
                                     ===========       ==========        ==========

            A reconciliation of the provision for income taxes for the years ended January 31, 1996 and December 31, 1996 at the statutory federal tax rate to the Company's actual provision for income taxes is as follows:

                                                  January 31,     December 31,
                                                      1996            1996
                                                      ----            ----
   Computed "expected" tax expense                $ 1,216,977     $4,756,968
   Nondeductible expenses                              16,702         30,943
   State income taxes, net of federal benefits         73,611        506,685
                                                  -----------     ----------
      Total provision for income taxes            $ 1,307,290     $5,294,596
                                                  ===========     ==========

                                                                   (Continued)

                       GREAT WESTERN DIRECTORIES, INC.

                        NOTES TO FINANCIAL STATEMENTS


            Prior to January 1, 1997, the Company had been a Subchapter C Corporation for income tax purposes, and therefore paid U.S. federal income taxes. On March 15, 1997, the Company filed an election to become a nontaxable Subchapter S Corporation effective January 1, 1997. The effect of the change in tax status on the net deferred tax asset and corresponding charge to income tax expense of approximately $1,600,000 was recognized in 1997 financial statements. Also during 1997, the Company filed an amended 1996 tax return to recover state taxes not previously deducted, resulting in an increase to the Company's federal tax receivable by $288,730.

      (5)   LEASES

            The Company leases certain property and equipment under leases classified as operating leases that expire over the next five years. Rental expense for all operating leases totaled approximately $462,000, $472,000 and $561,000 for the years ended January 31, 1996 and December 31, 1996 and 1997, respectively.

            Future minimum lease payments under noncancelable operating leases are as follows:

                 Years ending
                 December 31,
                 ------------
                     1998                  $  419,000
                     1999                     364,000
                     2000                     274,000
                     2001                     181,000
                     2002                     119,000
                                           ----------
                                           $1,357,000
                                           ==========

      (6)   RELATED PARTY TRANSACTIONS

            Transactions with related parties include certain publishing and distribution services with shareholders and entities in which they have an interest. Purchases of services from these related parties for the years ended January 31, 1996 and December 31, 1996 and 1997 were approximately $1,275,000, $1,893,000 and
            $1,346,000, respectively. Amounts payable to related parties at December 31, 1996 and 1997 were approximately $483,000 and $265,000, respectively.

            Notes receivable from shareholders at December 31, 1996 included notes totaling approximately $360,000 which are included in other current assets and represent

                       GREAT WESTERN DIRECTORIES, INC.

                        NOTES TO FINANCIAL STATEMENTS


            advances to related parties. The notes bear interest at 8% and are secured by personal property. The notes were repaid on June 15, 1997.

      (7)   PROFIT SHARING PLAN

            The Company formed a self-employed profit sharing plan (the Plan) during 1996 that provides certain retirement, disability, death and termination benefits for eligible employees. The Plan contains a 401(k) arrangement whereby each participant may elect to contribute a portion of their salary to the Plan. Each Plan year, the Company may contribute an amount of matching contributions determined at the Company's discretion. Such matching contributions are allocated to participants based on the Plan's provisions. Discretionary Company contributions may also be made. Participant after-tax contributions are not allowed. The provision for the Company's matching contributions for the years ended January 31, 1996 and December 31, 1996 and 1997 was approximately $40,000, $53,000 and $157,000, respectively. No discretionary profit sharing contributions were made to the Plan for the years ended January 31, 1996 and December 31, 1996 and 1997.

                                                                   (Continued)

                       GREAT WESTERN DIRECTORIES, INC.

                        NOTES TO FINANCIAL STATEMENTS


      (8)   LITIGATION

            During 1996, the Company settled its lawsuit against a utility telephone-directory publisher related to, among other things, certain antitrust violations. Under the terms of the settlement, the Company received approximately $6,282,000 in cash, net of related expenses, and such amount is reflected in other income for the year ended December 31, 1996.

            During 1997, the Company settled a class action lawsuit filed during 1996 in Sonoma County, California, alleging, among other things, breach of contract. The Company made approximately $479,000 in refunds and credits to various advertisers, and such amount was recognized at December 31, 1996.

            The Company has been involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial condition, liquidity or results of operations.

      (9)   SUBSEQUENT EVENT (UNAUDITED)

            In connection with the initial public offering of Advanced Communications Group, Inc. (ACG) in February 1998, the Company's stockholders sold all of the issued and outstanding capital stock of the Company to ACG for $55,000,000 in cash, a $15,000,000 promissory note, shares of ACG common stock and warrants to purchase shares of ACG common stock.

                 VALU-LINE OF LONGVIEW, INC. AND
                 RELATED COMPANIES

                 COMBINED FINANCIAL STATEMENTS
                 DECEMBER 31, 1995, 1996 AND 1997

                 (WITH INDEPENDENT AUDITORS'
                 REPORT THEREON)

                          INDEPENDENT AUDITORS REPORT


To the Stockholders
Valu-Line of Longview, Inc.
Longview, Texas

     We have audited the accompanying combined balance sheets of Valu-Line of Longview, Inc. and Related Companies as of December 31, 1995 and 1996, and the related combined statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits. The combined financial statements of Valu-Line of Longview, Inc. and Related Companies as of December 31, 1997 were audited by other auditors whose report dated March 19, 1998, expressed an unqualified opinion on these statements.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Valu-Line of Longview, Inc. and Related Companies as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


HEIN + ASSOCIATES LLP

Houston, Texas
May 23, 1997

                    Independent Auditors' Report
                    ----------------------------

The Stockholders and Board of Directors of
    Valu-Line of Longview, Inc.


We have audited the accompanying combined balance sheet of Valu-Line of Longview, Inc., Valu-Line of Louisiana, Inc., and Shared Tenant Services, Inc. (collectively, the "Companies") as of December 31, 1997, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Companies as of December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


KPMG PEAT MARWICK LLP


Houston, Texas
March 19, 1998

                                  VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                                              Combined Balance Sheets

                                              December 31, 1996 and 1997


                             Assets                                            1996                  1997
                             ------                                            ----                  ----
Current assets:
   Cash and cash equivalents                                                $  289,612            $  565,701
   Accounts receivables, net                                                   760,457               970,170
   Unbilled services                                                           260,645               279,438
   Prepaid expenses                                                              8,624                   327
                                                                            ----------            ----------
      Total current assets                                                   1,319,338             1,815,636

Property and equipment, net                                                  1,650,497             1,130,594

Other noncurrent assets                                                          6,615                 6,552
                                                                            ----------            ----------
   Total assets                                                             $2,976,450            $2,952,782
                                                                            ==========            ==========

               Liabilities and Stockholders' Equity
               ------------------------------------

Current liabilities:
   Accounts payable and accrued line costs                                  $  743,572            $  761,677
   Sales, property, excise and franchise taxes payable                         149,262               176,598
   Accrued payroll and related taxes                                            65,053                82,040
   Customer deposits                                                            11,162                10,062
   Current portion of notes payable                                            384,543             1,172,547
                                                                            ----------            ----------
         Total current liabilities                                           1,353,592             2,202,924

Notes payable, net of current portion                                        1,357,011               224,856
                                                                            ----------            ----------
         Total liabilities                                                   2,710,603             2,427,780
                                                                            ----------            ----------
Commitments and contingencies (note 5)                                              --                    --
                                                                            ----------            ----------

Stockholders' equity:
   Common stock                                                                  3,000                 3,000
   Retained earnings                                                           262,847               522,002
                                                                            ----------            ----------
         Total stockholders' equity                                            265,847               525,002
                                                                            ----------            ----------
         Total liabilities and stockholders' equity                         $2,976,450            $2,952,782
                                                                            ==========            ==========

See accompanying notes to combined financial statements.

                                VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                                          Combined Statements of Income

                               For the years ended December 31, 1995, 1996 and 1997


                                                                   1995               1996          1997
                                                                   ----               ----          ----
Revenues                                                        $13,330,346       $11,181,125    $12,022,208

Operating expenses:
   Line and other direct costs                                    7,491,433         6,036,439      6,615,320
   Depreciation and amortization                                    717,631           819,315        474,688
                                                                -----------       -----------    -----------
      Gross margin                                                5,121,282         4,325,371      4,932,200
   Selling, general and administrative                            3,898,106         3,571,468      3,772,310
                                                                -----------       -----------    -----------
      Income from operations                                      1,223,176           753,903      1,159,890

Other income (expense):
   Interest expense                                                 (81,579)         (185,777)      (134,619)
   Other                                                             93,287            72,812        (36,116)
                                                                -----------       -----------    -----------
      Net income                                                $ 1,234,884       $   640,938    $   989,155
                                                                ===========       ===========    ===========
Basic and diluted income per share                              $    411.63       $    213.65    $    329.72
                                                                ===========       ===========    ===========

See accompanying notes to combined financial statements.

                                 VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                                     Combined Statements of Stockholders' Equity

                                For the years ended December 31, 1995, 1996 and 1997

                                                          Common stock
                                                      ---------------------          Retained
                                                      Shares         Amount          earnings           Total
                                                      ------         ------          --------           -----
Balances, December 31, 1994                           3,000          $3,000        $   527,025       $   530,025

Net income                                               --              --          1,234,884         1,234,884

Distributions to stockholders                            --              --         (1,325,000)       (1,325,000)
                                                      -----          ------        -----------       -----------
Balances, December 31, 1995                           3,000           3,000            436,909           439,909

Net income                                               --              --            640,938           640,938

Distributions to stockholders                            --              --           (815,000)         (815,000)
                                                      -----          ------        -----------       -----------
Balances, December 31, 1996                           3,000           3,000            262,847           265,847

Net income                                               --              --            989,155           989,155

Distributions to stockholders                            --              --           (730,000)         (730,000)
                                                      -----          ------        -----------       -----------
Balances, December 31, 1997                           3,000          $3,000        $   522,002       $   525,002
                                                      =====          ======        ===========       ===========

See accompanying notes to combined financial statements.

                                      VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                                             Combined Statements of Cash Flows

                                    For the years ended December 31, 1995, 1996 and 1997

                                                                   1995                   1996                  1997
                                                                   ----                   ----                  ----
Cash flows from operating activities:
   Net income                                                  $ 1,234,884            $   640,938           $   989,155
   Adjustments to reconcile net income to
      net cash provided by operating activities:
         Depreciation and amortization                             717,631                819,315               474,688
         Changes in assets and liabilities:
            Accounts receivable, net and unbilled services         281,235                (34,758)             (228,506)
            Prepaid expenses and other assets                       19,806                 (3,170)                8,360
            Accounts payable and accrued
               line costs                                           53,696                 34,313                18,105
            Other current liabilities                              (71,602)                35,457                43,223
                                                               -----------            -----------           -----------
               Net cash provided by operations                   2,235,650              1,492,095             1,305,025
                                                               -----------            -----------           -----------
Cash flows from investing activities:
   Puchases of property and equipment                           (2,375,964)              (134,651)             (161,060)
   Other, net                                                       15,523                  6,435               206,275
                                                               -----------            -----------           -----------
               Net cash provided by (used in)
                  investing activities                          (2,360,441)              (128,216)               45,215
                                                               -----------            -----------           -----------
Cash flows from financing activities:
   Principal payments on long-term debt, capital leases
      and other notes payable                                     (519,209)              (581,123)             (422,976)
   Proceeds from long-term debt and other notes payable          2,112,950                 40,153                78,825
   Distributions to stockholders                                (1,325,000)              (815,000)             (730,000)
                                                               -----------            -----------           -----------
               Net cash provided by (used in)
                  financing activities                             268,741             (1,355,970)           (1,074,151)
                                                               -----------            -----------           -----------
Net increase in cash                                               143,950                  7,909               276,089

Cash and cash equivalents, beginning year                          137,753                281,703               289,612
                                                               -----------            -----------           -----------
Cash and cash equivalents, end of year                         $   281,703            $   289,612           $   565,701
                                                               ===========            ===========           ===========
Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                      $    81,579            $   185,777           $   134,619
                                                               ===========            ===========           ===========
   Equipment acquired under capital leases                     $   238,683            $        --           $        --
                                                               ===========            ===========           ===========

See accompanying notes to combined financial statements.

         VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

             NOTES TO COMBINED FINANCIAL STATEMENTS

                         December 31, 1996 and 1997


      (1)   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

            DESCRIPTION OF BUSINESS

            Valu-Line of Longview, Inc. and Related Companies provide local and long distance telecommunications services primarily to commercial and residential customers located in Texas, Louisiana and Arkansas.

            PRINCIPLES OF COMBINATION

            The accompanying financial statements include the combined accounts of Valu-Line of Longview, Inc., Valu-Line of Louisiana, Inc. and Shared Tenant Services, Inc., which are each owned proportionately by the same stockholders. All significant intercompany transactions have been eliminated. Collectively, the entities are referred to as "the Company."

            CASH EQUIVALENTS

            For purposes of reporting cash flows, cash equivalents include highly-liquid investments purchased with a maturity of three months or less.

            ACCOUNTS RECEIVABLE AND UNBILLED SERVICES

            The Company recorded an allowance for doubtful accounts of $25,000 at December 31, 1996 and 1997, respectively. The Company bills in seven cycles per month. At the end of each month any new charges which have not been included in the billing cycles are shown as unbilled services.

            PROPERTY AND EQUIPMENT

            Property and equipment is stated at cost, net of accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred. Depreciation is calculated using various accelerated methods over the estimated useful lives of the related assets which range from five to seven years. Leasehold improvements are amortized over the life of the lease. Equipment under capital leases is recorded at the present value of minimum lease payments at the inception of the lease and amortized over the shorter of the lease term or estimated useful life of the asset. Amortization of equipment held under capital leases is included in depreciation and amortization expense.


                                                                   (Continued)

             VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                 NOTES TO COMBINED FINANCIAL STATEMENTS


            INCOME TAXES

            The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such provisions the Company does not pay federal corporate income taxes on its taxable income. The stockholders, therefore, are liable for individual income taxes on the Company's taxable income.



                                                                   (Continued)

             VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                 NOTES TO COMBINED FINANCIAL STATEMENTS


            FAIR VALUE OF FINANCIAL INSTRUMENTS

            Fair value estimates are made at discreet points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainities and matters of significant judgment, and therefore cannot be determined with precision.

            The Company believes that the carrying amounts of its financial instrument current assets and liabilities approximate the fair value of such items due to their short-term nature. The carrying amounts of notes payable approximate their fair value because the interest rates thereon approximate market rates of interest.

            REVENUE RECOGNITION

            Revenues are recognized as long distance and local services are provided. Billings in advance for local services are deferred until earned.

            NET INCOME PER SHARE

            The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share (Basic EPS) and diluted earnings per share (Diluted
            EPS). Basic EPS excludes dilution and is determined by dividing the income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or issued into common stock. Adoption of SFAS No. 128 did not change EPS as previously reported for 1995 and 1996.

            The weighted average shares outstanding were 3,000 for the years ended December 31, 1995, 1996 and 1997.

            USE OF ESTIMATES

            The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying results. Actual results could differ from these estimates.

                                                                   (Continued)

             VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                 NOTES TO COMBINED FINANCIAL STATEMENTS


      (2)   PROPERTY AND EQUIPMENT

            Property and equipment consisted of the following:

                                                       December 31,
                                                  ----------------------
                                                  1996              1997
                                                  ----              ----
       Land                                   $    50,622       $    38,421
       Building                                   350,605           350,605
       Switch and network equipment             3,349,534         2,110,268
       Vehicles                                   201,121           178,656
       Computer equipment                         229,759           177,835
       Furniture and fixtures                      46,365            46,365
       Leasehold improvements                      26,607            26,607
                                              -----------       -----------
                                                4,254,613         2,928,757
       Less accumulated depreciation
           and amortization                    (2,604,116)       (1,798,163)
                                              -----------       -----------
                                              $ 1,650,497       $ 1,130,594
                                              ===========       ===========

During 1997, the Company sold switching equipment for cash proceeds of $60,000 and recognized a loss on the sale of $60,000.

                                                                   (Continued)

             VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                 NOTES TO COMBINED FINANCIAL STATEMENTS


      (3)   NOTES PAYABLE

            Notes payable consisted of the following:

                                                            December 31,
                                                       -----------------------
                                                       1996               1997
                                                       ----               ----
Notes payable to a bank due in monthly
    installments ranging from $324 to $926,
    including interest ranging from 8.25% to
    8.5% and maturing at various times
    through 1999.  The notes are collateralized
    by a switch and network equipment,
    computer equipment and vehicles.                 $   49,128      $    60,869
Notes payable to a bank due in monthly
    installments of $3,456 and $3,970,
    including interest at 8.75% and prime,
    not to exceed 12% (8.5% at December 31,
    1997) and maturing August 2005 and
    October 1998, respectively.  The notes
    are collateralized by land and buildings.
    An additional unsecured note was taken
    out in 1997.  This note is due in monthly
    payments of $442, including interest at
    8.25%, and maturing March 1999                      330,826          274,212
Note payable to a bank due in monthly.
    Installments of $33,536, including interest
    at prime, not to exceed 12% (8.5% at
    December 31, 1997) with a balloon
    payment on December 28, 1998.  The
    note is collateralized by certain switch
    and network equipment.                            1,361,600        1,062,322
                                                     ----------      -----------
                                                      1,741,554        1,397,403
Less current portion                                   (384,543)      (1,172,547)
                                                     ----------      -----------
                                                     $1,357,011      $   224,856
                                                     ==========      ===========

                                                                   (Continued)

             VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                 NOTES TO COMBINED FINANCIAL STATEMENTS


            Future maturities of notes payable as of December 31, 1997 are as follows:

         Years ending
         December 31,                                 Amount
         ------------                                 ------
            1998                                   $1,172,547
            1999                                       44,744
            2000                                       26,769
            2001                                       29,207
            2002                                       31,868
         Thereafter                                    92,268
                                                   ----------
                                                   $1,397,403
                                                   ==========

                                                                   (Continued)

             VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                 NOTES TO COMBINED FINANCIAL STATEMENTS


      (4)   COMMITMENTS AND CONTINGENCIES

            COMMITMENTS

            The Company leases office space and certain equipment under operating leases which expire on various dates through the year 2000. Several of the office leases require the Company to pay its portion of taxes, maintenance and insurance. Rent expense was $175,273, $102,010 and $88,242 for the years ended December 31, 1995, 1996 and 1997, respectively.

            Future minimum lease payments under noncancelable operating leases with original terms in excess of one year are as follows:

               Years ending
               December 31,                          Amount
               ------------                          ------
                  1998                               $40,875
                  1999                                31,719
                  2000                                22,345
                  2001                                    --
                  2002                                    --
                                                     -------
                                                     $94,939
                                                     =======

            CONTINGENCIES

            The Company has been providing intrastate long distance services to customers in Arkansas since 1992 without the requisite permit from the state utility commission. The Company has initiated steps to secure the requisite permit for such activities and no penalties have been assessed to date. In 1998, the Company reached a settlement with the Arkansas regulatory authorities for approximately $120,000, this amount was recorded as other expenses for the year ended December 31, 1997.

            In addition, the Company was involved in a class action lawsuit in which certain customers alleged that they were improperly billed. The lawsuit was settled in February 1998 for $35,000 and has been recorded as other expenses for the year ended December 31, 1997.

            The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these

                                                                   (Continued)

             VALU-LINE OF LONGVIEW, INC. AND RELATED COMPANIES

                 NOTES TO COMBINED FINANCIAL STATEMENTS

            matters will not have a material adverse effect on the Company's combined financial condition, liquidity or results of operations.

      (5)   STOCKHOLDERS' EQUITY

            Common Stock is as follows:

                                                                       December 31,
                                                                     1996         1997
                                                                     ----         ----
            Value-Line of Longview, Inc.
            Common Stock - No par value, 100,000 shares
            authorized, 1,000 shares issued and outstanding         $1,000       $1,000

            Value-Line of Louisiana, Inc.
            Common Stock - No par value, 1,000 shares
            authorized, 1,000 shares issued and outstanding          1,000        1,000

            Shares Tenant Services, Inc.
            Common Stock - No par value, 1,000 shares
            Authorized, 1,000 shares issued and outstanding          1,000        1,000
                                                                    ------       ------
                                                                    $3,000       $3,000
                                                                    ======       ======


      (6)   DEPENDENCE ON LOCAL EXCHANGE CARRIER

            The Company is dependent on local exchange carriers to provide access service for the origination and termination of its long distance and local traffic. Historically, these access charges have made up a significant percentage of the overall cost of providing long distance and local services. To the extent that the access services of the local exchange carriers are used, the Company and its customers are subject to the quality of service, equipment failures and service interruptions of the local exchange carriers.

      (7)   SUBSEQUENT EVENT (UNAUDITED)

            In connection with the initial public offering of Advanced Communications Group, Inc. (ACG) in February 1998, the Company's stockholders sold all of the issued and outstanding capital stock of the Company to ACG for $6,600,000 in cash and shares of common stock of ACG.

                  FEIST LONG DISTANCE SERVICE, INC.

                  FINANCIAL STATEMENTS
                  DECEMBER 31, 1996 AND 1997

                  (WITH INDEPENDENT AUDITORS'
                  REPORT THEREON)

                      Independent Auditors' Report
                      ----------------------------

The Board of Directors and Stockholders
Feist Long Distance Service, Inc.:


We have audited the accompanying balance sheets of Feist Long Distance Service, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Feist Long Distance Service, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


KPMG PEAT MARWICK LLP


Houston, Texas
March 20, 1998

                                   FEIST LONG DISTANCE SERVICE, INC.

                                              Balance Sheets

                                       December 31, 1996 and 1997

                               Assets
                               ------
                                                                      1996                1997
                                                                      ----                ----
Current assets:
   Cash and cash equivalents                                       $   21,565          $    75,591
   Accounts receivable, net allowance for
      doubtful accounts of $106,280 and $                           1,190,307            1,893,641
   Other current assets                                                 7,545               79,837
                                                                   ----------          -----------
         Total current assets                                       1,219,417            2,049,069

Property and equipment, net                                           370,043              445,135
                                                                   ----------          -----------
         Total assets                                              $1,589,460          $ 2,494,204
                                                                   ==========          ===========
             Liabilities and Stockholders' Equity
             ------------------------------------

Current liabilities:
   Accounts payable                                                $  647,555          $ 1,469,941
   Accrued expenses                                                    72,045              110,464
   Deferred revenue                                                        --              224,982
   Notes payable                                                       20,323                  --
   Notes payable to shareholders                                      809,450              666,254
                                                                   ----------          -----------
         Total current liabilities                                  1,549,373            2,471,641
                                                                   ----------          -----------

Long-term portion of notes payable                                         --                8,565
                                                                   ----------          -----------

Stockholders' equity:
   Common stock, no par value; 10,000 shares
      authorized, issued and outstanding                              100,000              100,000
   Additional paid-in capital                                         938,500              938,500
   Accumulated deficit                                               (998,413)          (1,024,502)
                                                                   ----------          -----------
         Total stockholders' equity                                    40,087               13,998
                                                                   ----------          -----------
         Total liabilities and stockholders' equity                $1,589,460          $ 2,494,204
                                                                   ==========          ===========

See accompanying notes to financial statements.

                                  FEIST LONG DISTANCE SERVICE, INC.

                                       Statements of Operations

                            For the years ended December 31, 1996 and 1997

                                                               1996              1997
                                                               ----              ----
Revenues:
   Long distance revenues                                   $10,027,743       $11,751,196
   Local revenues                                                    --           888,192
                                                            -----------       -----------
      Total revenues                                         10,027,743        12,639,388

Cost of services                                              6,854,333         9,006,138
Depreciation                                                    237,240           207,555
                                                            -----------       -----------
      Gross proift                                            2,936,170         3,425,695

Selling, general and administrative expenses                  2,469,137         3,490,615
                                                            -----------       -----------
   Income (loss) from operations                                467,033           (64,920)

Other income (expense):
   Interest, net                                                (60,211)          (45,620)
   Other, net                                                    (1,737)           84,451
                                                            -----------       -----------
Net income (loss)                                           $   405,085       $   (26,089)
                                                            ===========       ===========
Basic and diluted income (loss) per share                   $     40.51       $     (2.61)
                                                            ===========       ===========

See accompanying notes to financial statements.

                                              FEIST LONG DISTANCE SERVICE, INC.

                                              Statements of Stockholders' Equity

                                        For the years ended December 31, 1996 and 1997

                                                  Common stock                Additional                     Total
                                             ----------------------            paid-in       Accumulated  stockholders'
                                             Shares          Amount            capital         deficit       equity
                                             ------          ------            -------         -------       ------
Balances, December 31, 1995                  10,000         $100,000          $938,500      $(1,403,498)   $(364,998)

Net income                                       --               --                --          405,085      405,085
                                             ------         --------          --------      -----------    ---------
Balances, December 31, 1996                  10,000          100,000           938,500         (998,413)      40,087

Net income                                       --               --                --          (26,089)     (26,089)
                                             ------         --------          --------      -----------    ---------
Balances, December 31, 1997                  10,000         $100,000          $938,500      $(1,024,502)   $  13,998
                                             ======         ========          ========      ===========    =========

See accompanying notes to financial statements

                                        FEIST LONG DISTANCE SERVICE, INC.

                                             Statements of Cash Flows

                                  For the years ended December 31, 1996 and 1997

                                                                             1996                1997
                                                                             ----                ----
Cash flows from operating activities:
   Net income (loss)                                                       $ 405,085          $ (26,089)
   Adjustments to reconcile net income (loss) to net cash
      provided by operating activities:
         Depreciation                                                        237,240            207,555
         Changes in assets and liabilities:
            Accounts receivable, net                                        (169,468)          (703,334)
            Prepaids and other current assets                                 11,916            (72,292)
            Accounts payable                                                (199,626)           822,386
            Accrued expenses                                                  (9,695)            38,419
            Deferred revenue                                                      --            224,982
                                                                           ---------          ---------
               Net cash provided by operating activities                     275,452            491,627
                                                                           ---------          ---------
Cash flows from investing activities -
   purchases of property and equipment                                      (114,576)          (282,647)
                                                                           ---------          ---------
Cash flows from financing activities:
   Repayments of notes payable                                              (180,906)          (166,996)
   Proceeds from notes payable                                                    --             12,042
                                                                           ---------          ---------
               Net cash used in financing activities                        (180,906)          (154,954)
                                                                           ---------          ---------
Net increase (decrease) in cash and cash equivalents                         (20,030)            54,026

Cash and cash equivalents, beginning of year                                  41,595             21,565
                                                                           ---------          ---------
Cash and cash equivalents, end of year                                     $  21,565          $  75,591
                                                                           =========          =========
Supplemental disclosure of cash flow information -
   cash paid during the year for interest                                  $  60,313          $  45,716
                                                                           =========          =========

See accompanying notes to financial statements.

                   FEIST LONG DISTANCE SERVICE, INC.

                     NOTES TO FINANCIAL STATEMENTS

                       December 31, 1996 and 1997


      (1)   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
            POLICIES

            DESCRIPTION OF BUSINESS

            Feist Long Distance Service, Inc. (the Company) is headquartered in Wichita, Kansas and provides long distance, local and 800 services to business and residential customers in Kansas, Nebraska, Missouri, Texas and Oklahoma.

            CASH EQUIVALENTS

            Cash equivalents consist of short-term investments with an original maturity of three months or less.

            PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost. Depreciation is calculated using the double declining method over the estimated useful lives of the assets which range from 3 to 7 years.

            INCOME TAXES

            The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been provided for by the Company, as the shareholders of the Company have included the income on their personal income tax returns.

            FAIR VALUE OF FINANCIAL INSTRUMENTS

            Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision.

            The Company believes that the carrying amounts of its financial instrument current assets and current liabilities approximate the fair value of such items due to their short-term nature.

            REVENUE RECOGNITION

            Revenues are recognized when long-distance, local and 800 services are provided. Billings made in advance for local services are deferred until earned.

                   FEIST LONG DISTANCE SERVICE, INC.

                     NOTES TO FINANCIAL STATEMENTS


            NET INCOME (LOSS) PER SHARE

            The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share (Basic EPS) and diluted earnings per share (Diluted
            EPS). Basic EPS excludes dilution and is determined by dividing the income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or issued into

                                                                   (Continued)

                   FEIST LONG DISTANCE SERVICE, INC.

                     NOTES TO FINANCIAL STATEMENTS


            common stock. Adoption of SFAS No. 128 did not change EPS as previously reported for 1996.

            The weighted average shares outstanding were 10,000 for the years ended December 31, 1996 and 1997.

            USE OF ESTIMATES

            The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      (2)   PROPERTY AND EQUIPMENT

            Property and equipment consists of the following:

                              December 31,        December 31,  Estimated
                                  1996               1997      useful lives
                                  ----               ----      ------------
   Machinery and equipment    $ 1,394,466        $ 1,376,512   3 to 5 years
   Office equipment                55,368             62,446        7 years
   Vehicles                        31,900             68,874        5 years
                              -----------        -----------
                                1,481,734          1,507,832
   Less accumulated
       depreciation             1,111,691          1,062,697
                              -----------        -----------

                              $   370,043        $   445,135
                              ===========        ===========

      (3)   NOTES PAYABLE

            At December 31, 1996 and 1997, the Company had notes payable totaling $809,450 and $666,254, respectively, outstanding to the Company's eight shareholders. The notes are payable on demand and accrue interest at 5.75%. The Company paid approximately $46,543 and $45,717 in interest expense on these notes payable for the years ended December 31, 1996 and 1997.

      (4)   RELATED PARTY TRANSACTION

            The Company leases its office space through a sublease agreement with an affiliate, Feist Publications, Inc. Rental expense for the years ended December 31, 1996 and

                   FEIST LONG DISTANCE SERVICE, INC.

                     NOTES TO FINANCIAL STATEMENTS


            1997 amounted to approximately $45,000 and $80,441, respectively, related to this lease.

      (5)   DEPENDENCE ON LOCAL EXCHANGE CARRIER

            The Company is dependent on local exchange carriers to provide access service for the origination and termination of its long distance and local traffic. Historically, these access charges have made up a significant percentage of the overall cost of providing long distance and local services. To the extent that the access services of the local

                                                                   (Continued)

                   FEIST LONG DISTANCE SERVICE, INC.

                     NOTES TO FINANCIAL STATEMENTS


            exchange carriers are used, the Company and its customers are subject to the quality of service, equipment failures and service interruptions of the local exchange carriers.

      (6)   COMMITMENTS

            The Company leases office space under long-term lease agreements. Future minimum rental payments under noncancelable long-term leases as of December 31, 1997 were as follows:

                  Fiscal
                   Year                         Amount
                   ----                         ------
                   1998                       $ 130,410
                   1999                         159,480
                   2000                         154,680
                   2001                          36,670
                                              ---------
                                              $ 481,240
                                              =========

            Total rent expense under all operating leases for the years ended December 31, 1996 and 1997 was $73,733 and $119,882 respectively.

      (7)   SUBSEQUENT EVENT (UNAUDITED)

            In connection with the initial public offering of Advanced Communications Group, Inc. (ACG) in February 1998, the Company's stockholders sold all of the issued and outstanding capital stock of the Company to ACG for $5,000,000 in cash and shares of common stock of ACG. The notes payable to shareholders were acquired by ACG in the acquisition.

                     FIRSTEL, INC.

                     FINANCIAL STATEMENTS
                     DECEMBER 31, 1995, 1996 AND 1997

                     (WITH INDEPENDENT AUDITORS'
                     REPORT THEREON)

                      Independent Auditors' Report
                      ----------------------------

The Stockholders and Board of Directors of
    FirsTel, Inc.:


We have audited the accompanying balance sheets of FirsTel, Inc. as of December 31, 1996 and 1997, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FirsTel, Inc. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.


KPMG PEAT MARWICK LLP


Houston, Texas
February 27, 1998

                                                  FIRSTEL, INC.

                                                  Balance Sheets

                                            December 31, 1996 and 1997

                               Assets                                         1996                      1997
                               ------                                         ----                      ----
Current assets:
   Cash                                                                    $   54,128               $  187,792
   Receivables
      Trade, net of allowance of $40,063 and $-0-, respectively               640,259                1,348,790
      Other                                                                     5,254                   20,510
   Unbilled services                                                          499,679                  629,501
   Inventory                                                                    2,187                   95,919
   Prepaid expenses and other current assets                                   23,413                  182,203
                                                                           ----------               ----------
         Total current assets                                               1,224,920                2,464,715

Property and equipment, net                                                   903,602                  922,061

Intangible assets, net                                                             --                  938,535

Other assets                                                                   44,433                   64,121
                                                                           ----------               ----------
         Total assets                                                      $2,172,955               $4,389,432
                                                                           ==========               ==========

              Liabilities and Stockholders' Deficit
              -------------------------------------

Current liabilities:
   Current maturities of long-term debt                                    $1,397,834               $1,057,849
   Revolving line of credit                                                        --                  334,000
   Acquisition note payable                                                        --                  967,996
   Accounts payable                                                           895,186                1,908,427
   Deferred revenue                                                                --                  169,891
   Accrued expenses:
      Taxes, other than income taxes                                           58,617                  131,395
      Other                                                                     9,611                   32,870
                                                                           ----------               ----------
         Total current liabilities                                          2,361,248                4,602,428

Deferred compensation payable                                                  26,686                   27,365

Long-term debt, less current maturities                                        18,073                       --
                                                                           ----------               ----------
         Total liabilities                                                  2,406,007                4,629,793
                                                                           ----------               ----------

Stockholders' deficit:
   Common stock, par value $1 per share.   Authorized,
      1,000,000 shares; issued 1,000 shares                                     1,000                    1,000
   Accumulated deficit                                                       (234,052)                (241,361)
                                                                           ----------               ----------
         Total stockholders' deficit                                         (233,052)                (240,361)
                                                                           ----------               ----------
         Total liabilities and stockholders' deficit                       $2,172,955               $4,389,432
                                                                           ==========               ==========

See accompanying notes to financial statements.

                                                     FIRSTEL, INC.

                                                Statements of Operations

                                 For the years ended December 31, 1995, 1996, and 1997

                                                                  1995               1996            1997
                                                                  ----               ----            ----
Revenues:
   Long distance revenues                                      $7,838,345        $10,355,229     $12,095,720
   Local and cellular revenues                                         --                 --       1,240,381
                                                               ----------        -----------     -----------
      Total revenues                                            7,838,345         10,355,229      13,336,101
                                                               ----------        -----------     -----------
Cost of revenues:
   Line costs                                                   5,001,807          6,620,483       8,317,311
   Direct labor                                                   288,459            393,983         398,063
   Cellular costs                                                      --                 --         636,380
   Dialer costs                                                   161,807            191,854         225,019
   Switch costs                                                    81,663            101,673         122,383
   Other                                                            6,108              5,943         520,603
                                                               ----------        -----------     -----------
      Total cost of revenues                                    5,539,844          7,313,936      10,219,759
                                                               ----------        -----------     -----------
Depreciation and amortization                                     205,890            247,618         280,308
                                                               ----------        -----------     -----------
      Gross profit                                              2,092,611          2,793,675       2,836,034
                                                               ----------        -----------     -----------

Operating expenses:
   Selling                                                        926,115          1,107,800       1,284,240
   General and administrative                                     410,033            563,019         708,422
   Sales support                                                  183,649            228,574         623,648
                                                               ----------        -----------     -----------
                                                                1,519,797          1,899,393       2,616,310
                                                               ----------        -----------     -----------
   Income from operations                                         572,814            894,282         219,724
                                                               ----------        -----------     -----------
Other income (expense):
   Finance charges and penalties                                   36,792             34,718          52,502
   Interest expense                                              (220,932)          (191,076)       (152,357)
   Other                                                            4,422                142            (676)
                                                               ----------        -----------     -----------
      Net income                                               $  393,096        $   738,066     $   119,193
                                                               ==========        ===========     ===========
      Basic and diluted income per share                       $   393.10        $    738.07     $    119.19
                                                               ==========        ===========     ===========

See accompanying notes to financial statements.

                                                     FIRSTEL, INC.

                                          Statements of Stockholders' Deficit

                                 For the years ended December 31, 1995, 1996, and 1997

                                                        Common stock                                           Total
                                                    --------------------      Accumulated    Treasury      stockholders'
                                                    Shares        Amount        deficit        stock          deficit
                                                    ------        ------        -------        -----          -------
Balances, December 31, 1994                         1,000         $1,000      $(878,933)     $      --       $(877,933)

Distributions ($165.00 per share)                      --             --       (165,000)            --        (165,000)

Net income                                             --             --        393,096             --         393,096
                                                    -----         ------      ---------      ---------       ---------
Balances, December 31, 1995                         1,000          1,000       (650,837)            --        (649,837)

Distributions ($221.28 per share)                      --             --       (221,281)            --        (221,281)

Net income                                             --             --        738,066             --         738,066

Purchase of 100 shares of treasury stock               --             --             --       (700,000)       (700,000)

Sale of 100 shares of treasury stock                   --             --       (100,000)       700,000         600,000
                                                    -----         ------      ---------      ---------       ---------
Balances, December 31, 1996                         1,000          1,000       (234,052)            --        (233,052)

Distributions ($126.50 per share)                      --            --        (126,502)            --        (126,502)

Net income                                             --            --         119,193             --         119,193
                                                    -----         -----       ---------      ---------       ---------
Balances, December 31, 1997                         1,000         $1,000      $(241,361)     $      --       $(240,361)
                                                    =====         ======      =========      =========       =========

See accompanying notes to financial statements.

                                                       FIRSTEL, INC.

                                                  Statements of Cash Flows

                                   For the years ended December 31, 1995, 1996, and 1997

                                                                         1995               1996            1997
                                                                         ----               ----            ----
Cash flows from operating activities:
   Net income                                                         $  393,096         $ 738,066       $ 119,193
   Adjustments to reconcile net income to
      Net cash provided by operating activities -
      Depreciation and amortization                                      205,890           247,618         309,770
      Loss on sale of equipment                                            1,139               158              --
   Changes in assets and liabilities:
      Receivables, net                                                  (221,079)          (52,610)       (703,277)
      Unbilled services                                                 (109,796)         (100,069)       (129,822)
      Inventory                                                               --            (2,187)        (63,020)
      Prepaid expenses and other current assets                           (1,638)           (3,654)       (198,989)
      Other assets                                                          (150)          (37,801)             --
      Accounts payable                                                    73,866           136,630         930,371
      Deferred revenue                                                        --                --         169,891
      Accrued expenses                                                    19,989           (21,928)        206,709
      Deferred compensation payable                                       36,845           (10,159)            679
                                                                      ----------         ---------       ---------
            Net cash provided by operating activities                    398,162           894,064         641,505
                                                                      ----------         ---------       ---------
Cash flows from investing activities:
   Payments for property and equipment purchases                        (378,501)         (202,907)       (260,112)
   Payments for acquisitions                                                  --                --          97,169
   Payments to/from collateral account                                   (74,515)           74,515              --
   Payments for loan origination fees                                     (1,443)           (2,000)             --
                                                                      ----------         ---------       ---------
            Net cash used in investing activities                       (454,459)         (130,392)       (357,281)
                                                                      ----------         ---------       ---------
Cash flows from financing activities:
   Net payments on notes payable                                         (99,300)               --              --
   Principal payments on long-term debt, including
      capitalized leases                                                (134,643)         (459,407)       (358,058)
   Proceeds from debt borrowings                                         494,964            27,383         334,000
   Distribution payments                                                (165,000)         (221,281)       (126,502)
   Purchase of treasury stock                                                 --          (700,000)             --
   Sale of treasury stock                                                     --           600,000              --
                                                                      ----------         ---------       ---------
            Net cash provided by (used in) financing activities           96,021          (753,305)       (150,560)
                                                                      ----------         ---------       ---------
Net increase in cash                                                      39,724            10,367         133,664

Cash at beginning of year                                                  4,037            43,761          54,128
                                                                      ----------         ---------       ---------
Cash at end of year                                                   $   43,761         $  54,128       $ 187,792
                                                                      ==========         =========       =========
Supplemental disclosure of cash flow information:
   Cash paid during the period for interest                           $  212,936         $ 199,845       $ 152,357
                                                                      ==========         =========       =========
Supplemental disclosure of noncash financing activities:

   Noncash short-term debt refinanced                                 $1,400,000         $      --       $      --
                                                                      ==========         =========       =========
   Issuance of debt for acquisitions                                  $       --         $      --       $ 968,000
                                                                      ==========         =========       =========
See accompanying notes to financial statements.

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS
                       December 31, 1997 and 1996


      (1)   ORGANIZATION AND SUMMARY OF
                SIGNIFICANT ACCOUNTING POLICIES

            DESCRIPTION OF BUSINESS

            FirsTel, Inc. (the Company) provides long distance, local and cellular tele-communications services to commercial and residential customers in South Dakota, North Dakota, Minnesota, Iowa, Nebraska, Wyoming, Colorado, and Montana.

            INVENTORIES

            Inventories are valued at the lower of cost (first-in, first-out method) or market, and consist primarily of cellular phone and other telephone system equipment.

            UNBILLED SERVICES

            The Company bills in four cycles per month. At the end of each month any new charges which have not been included in the billing cycles are shown as unbilled services.

            PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost. Depreciation is calculated using the double declining method over the estimated useful lives of the assets which range from 5 to 7 years.

            INTANGIBLE ASSETS

            Intangible assets consist primarily of acquired customer lists and goodwill, and are amortized straight-line over 5 years and 15 years, respectively. Accumulated amortization on intangible assets approximated $29,461 at December 31, 1997.

            INCOME TAXES

            The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision for federal income taxes has been provided for by the Company, as the shareholders of the Company have included the income on their personal income tax returns.

            FAIR VALUE OF FINANCIAL INSTRUMENTS

            Fair value estimates are made at discrete points in time based on relevant market information. These estimates may be subjective in nature and involve uncertainties

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS


            and matters of significant judgment, and therefore cannot be determined with precision.

            The Company believes that the carrying amounts of its financial instrument current assets and current liabilities approximate the fair value of such items due to their short-term nature.

            REVENUE RECOGNITION

            Revenues are recognized when long-distance, local and cellular services are provided. Billings in advance for local services are deferred until earned.

                                                                   (Continued)

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS


            NET INCOME PER SHARE

            The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which replaces the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share (Basic EPS) and diluted earnings per share (Diluted
            EPS). Basic EPS excludes dilution and is determined by dividing the income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or issued into common stock. Adoption of SFAS No. 128 did not change EPS as previously reported for 1995 and 1996.

            The weighted average shares outstanding were 1,000 for the years ended December 31, 1995, 1996 and 1997.

            USE OF ESTIMATES

            The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      (2)   ACQUISITIONS

            During September 1997, the Company purchased substantially all of the assets of Pam Comm, a division of Pam Oil, Inc., and Tele-Tech, Inc. (Tele-Tech) in two separate transactions.

            Pam Comm, a provider of long distance and local telecommunication services primarily to customers in South Dakota, was acquired by the Company for $4,300 cash and common stock of the Company. Tele-Tech, a provider of telephone system equipment, was acquired by the Company for $93,000 cash and a note payable to be settled in common stock of Advanced Communications Group, Inc. (ACG).
            The total purchase price for both acquisitions was allocated to acquired tangible assets, customer lists and goodwill based on their respective fair values on the date of acquisition.

            As discussed further in Note 12, the common stock of the Company was acquired by ACG in connection with its initial public offering in February 1998. The fair value of the common stock given to Pam Comm and Tele-Tech was determined to be $355,000 and $613,000, respectively, based on the initial public offering price of ACG's common stock, and reflecting a discount of 20% due to restrictions on the sale and transferability of the shares issued.

                                                                   (Continued)

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS



      (3)   PROPERTY AND EQUIPMENT

            Property and equipment consists of the following at December 31, 1996 and 1997:

                                                                        Estimated
                                         1996           1997          useful lives
                                         ----           ----          ------------
  Network equipment                  $  656,068     $  775,118          5-7 years
  Dialers                               535,113        593,539          5 years
  Office furniture and equipment        263,611        368,902          5-7 years
  Leasehold improvements                 34,182         34,182          5-10 years
  Vehicles                                   --         16,000          5 years
                                     ----------     ----------
                                      1,488,974      1,787,741
  Less: accumulated depreciation
    and amortization                   (585,373)      (865,681)
                                     ----------     ----------
                                     $  903,601     $  922,060
                                     ==========     ==========

      (4)   EQUITY TRANSACTIONS

            Upon initial capitalization, the Company issued 1,000 shares of its common stock to the original five shareholders. The stock was recorded at par value at the date of issuance. In February of 1996, the Company purchased 100 treasury shares for $700,000 and subsequently reissued these shares to a new shareholder for $600,000. As described in Note 11, the stockholders surrendered all outstanding shares of the company stock concurrent with the effective date of the merger with ACG.

      (5)   LEASES

            The Company leases office space, equipment and telephone lines under long-term lease agreements. The leases for office space, telephone lines and equipment are operating leases which expire in various years through 1998. Generally, the Company is required to pay executory costs such as maintenance and insurance. Rental payments include minimum rentals plus contingent rentals based on usage.

            Rental expense for operating leases for the years ended December 31, 1995, 1996 and 1997 was $5,051,893, $6,797,857 and $8,404,491,
            respectively.

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS



            Capitalized leased assets consist of the following:

                                                        December 31,
                                                   ---------------------
                                                   1996             1997
                                                   ----             ----
               Office furniture and equipment   $  85,693        $  85,693
               Harris switches                    296,536          296,536
                                                ---------        ---------
                                                  382,229          382,229
               Less accumulated amortization     (129,796)        (187,080)
                                                ----------       ---------
                                                $  252,433       $ 195,149
                                                ==========       =========

                                                                   (Continued)

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS


           Minimum lease payments for capital and operating leases in future years are as follows:

                                                        Capital    Operating
                                                        Leases       Leases
                                                        ------       ------
        Year ending December 31, 1998                   $15,666    $ 433,235
        Remaining years                                      --           --
                                                        -------    ---------
        Total minimum lease payments                     15,666    $ 433,235
                                                                   =========
        Less interest                                       873
                                                        -------
        Present value of minimum lease payments as
            of December 31, 1997                        $14,793
                                                        =======

      (6)   LONG-TERM DEBT AND REVOLVING LINE OF CREDIT

            Long-term debt consisted of the following at December 31, 1996 and 1997:

                                                            December 31,
                                                         ------------------
                                                         1996          1997
                                                         ----          ----
     Capitalized lease obligations, at varying rates
         of imputed interest from 10.42% to 18.60%,
         due in monthly installments of $10,225,
         including interest, through June 1998,
         secured by leased assets                    $   115,907   $    17,849
     Unsecured notes payable to shareholders, at
         12%, assumed by ACG in February 1998,
         subordinated to revolving line of credit      1,300,000     1,040,000
                                                     -----------   -----------
                                                       1,415,907     1,057,849
     Less current maturities                          (1,397,834)   (1,057,849)
                                                     -----------   -----------
                                                     $    18,073   $        --
                                                     ===========   ===========

            The Company has an $800,000 revolving line of credit payable to a bank, due July 1, 1998, with interest accruing at a variable rate (9.5% at December 31, 1997). The revolving line of credit is secured by substantially all assets of the Company, personal guarantees of four Company officers, and a Company owned life insurance policy on an officer of the Company. The terms of the revolving line of credit include various debt covenants. At December 31, 1996 and 1997, the Company was not in compliance with one of these covenants. As a result, the Company was

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS

            charged an additional 2% interest until such time as compliance with all debt covenants is achieved.

            Long-term debt maturities are as follows at December 31, 1997:

                                                            Amount
                                                            ------
             Year ending December 31, 1998                $1,057,849
             Thereafter                                           --
                                                          ----------
                                                          $1,057,849
                                                          ==========

                                                                   (Continued)

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS

      (7)   RELATED PARTY TRANSACTIONS

            One of the Company's major shareholders, Fred L. Thurman, is also a partner in an accounting firm. For the years ending December
            31, 1995, 1996 and 1997, accounting fees paid to the related company order were $27,579, $41,774 and $43,522, respectively.

      (8)   DEFERRED COMPENSATION PLAN

            In 1995, the Company established deferred compensation plans for the benefit of the shareholders who are also key employees of the Company. The benefit payable was accrued based on various criteria for each person. The amount expensed for the years ended December 31, 1995, 1996 and 1997, for such future obligation were $36,845, $125,541 and $64,710, respectively.

      (9)   RETIREMENT PLAN

            In 1996, the Company adopted a qualified 401(k) employee savings and profit sharing plan which covers all employees who meet eligibility requirements. Eligible employees may contribute directly to the plan. The Company matches twenty-five percent
            (25%) of the employee contribution, not to exceed one percent of the employee's eligible wages. The Company has the option to make discretionary contributions to the plan. The Company's contribution expense for the year ended December 31, 1996 and 1997 was $7,157 and $13,084, respectively.

      (10)  DEPENDENCE ON LOCAL EXCHANGE CARRIER

            The Company is dependent on local exchange carriers to provide access service for the origination and termination of its long distance and local traffic. Historically, these access charges have made up a significant percentage of the overall cost of providing long distance and local service. To the extent that the access services of the local exchange carriers are used, the Company and its customers are subject to the quality of service, equipment failures and service interruptions of the local exchange carriers.

      (11)  COMMITMENTS AND CONTINGENCIES

            In 1996, the Company signed a long-term carrier agreement with MCI Corp. Included in the agreement is a commitment that the Company's monthly usage shall equal or exceed $225,000. If usage is less the Company will pay the actual usage plus an underutilization charge of 15% of the difference between actual usage and $225,000.

                              FIRSTEL, INC.

                     NOTES TO FINANCIAL STATEMENTS


      (12)  SUBSEQUENT EVENTS

            In connection with the initial public offering of ACG in February 1998, the Company's stockholders sold all of the issued and outstanding capital stock of the Company to ACG for consideration of $5,000,000 in cash, $2,000,000 in 10% convertible subordinated notes, common stock of ACG and 50,000 warrants to purchase common stock of ACG. The notes payable to stockholders were acquired by ACG in the acquisition.

                        FINANCIAL STATEMENTS
                         KIN NETWORK, INC.
               YEARS ENDED DECEMBER 31, 1997 AND 1996
                WITH REPORT OF INDEPENDENT AUDITORS

                               KIN Network, Inc.

                             Financial Statements


                    Years ended December 31, 1997 and 1996




                                CONTENTS


Report of Independent Auditors                                         1

Audited Financial Statements

Balance Sheets                                                         2
Statements of Operations                                               4
Statements of Stockholder's Equity                                     5
Statements of Cash Flows                                               6
Notes to Financial Statements                                          8

                        Report of Independent Auditors

The Board of Directors
KIN Network, Inc.

We have audited the accompanying balance sheet of KIN Network, Inc. (the Company), a wholly-owned subsidiary of Liberty Cellular, Inc., as of December 31, 1997, and the related statement of operations and stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the financial position of KIN Network, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Ernst & Young


March 13, 1998

                        Report of Independent Auditors

The Board of Directors
KIN Network, Inc.

We have audited the accompanying balance sheet of KIN Network, Inc. (the Company), a wholly-owned subsidiary of Liberty Cellular, Inc., as of December 31, 1996, and the related statement of operations and stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the financial position of KIN Network, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                           SARTAIN FISCHBEIN & CO.


February 25, 1997

                                             KIN Network, Inc.

                                               Balance Sheets


                                                                                        DECEMBER 31
                                                                                 1997                 1996
                                                                             ---------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                                 $   810,709          $  2,688,775
   Receivables:
     Trade accounts                                                               775,770              324,771
     Accrued revenue                                                              467,011              533,145
     Liberty Cellular, Inc.                                                     2,035,171            1,185,538
     Patronage credits                                                            190,326              227,259
   Prepaid expenses                                                               193,947              144,874
   Rural Telephone Finance Cooperative
     capital certificates                                                         272,772              251,609
                                                                             ---------------------------------
Total current assets                                                            4,745,706            5,355,971

Property, plant and equipment, at cost:
   Network telephone plant in service                                         31,856,772            28,700,208
   Construction in process                                                     3,621,720               234,181
                                                                             ---------------------------------
                                                                              35,478,492            28,934,389
   Less accumulated depreciation                                               9,232,831             7,113,312
                                                                             ---------------------------------
Net property, plant and equipment                                             26,245,661            21,821,077
                                                                             ---------------------------------

Other assets:
   Rural Telephone Finance Cooperative
     capital certificates                                                      2,741,580             3,014,351
   Deferred income taxes                                                               -             3,108,267
   Debt issue costs, net of accumulated amortization
     of $41,707 in 1997 and $35,207 in 1996                                       55,790                62,290
   Patronage credits receivable                                                  673,150               604,921
   Prepayments on fiber leases                                                   168,111               197,778
   Organization and other intangible costs, net of
     accumulated amortization of $846,536 in 1997
     and $836,278 in 1996                                                            186                10,444
   Other assets                                                                        -                 1,300
                                                                             ---------------------------------
Total other assets                                                             3,638,817             6,999,351
                                                                             ---------------------------------
                                                                             $34,630,184          $ 34,176,399
                                                                             =================================

2



                                                                                        DECEMBER 31
                                                                                 1997                 1996
                                                                             ---------------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Current maturities of long-term debt                                      $ 3,054,311          $  2,892,009
   Accounts payable:
     Trade                                                                       180,498               632,519
     Liberty Cellular, Inc.                                                        4,727                     -
     Affiliate                                                                   189,457                66,408
   Accrued expenses                                                              990,025               515,932
                                                                             ---------------------------------
Total current liabilities                                                      4,419,018             4,106,868





Long-term debt, less current maturities                                       27,281,724            28,763,687





Deferred income taxes                                                          1,971,692                     -
                                                                             ---------------------------------
Total liabilities                                                             33,672,434            32,870,555




Stockholder's equity:
   Common stock, no par value; authorized
     1,000,000 shares; issued and outstanding
     300,000 shares                                                                    -                     -
   Additional paid-in capital                                                 12,071,316            12,071,316
   Accumulated deficit                                                       (11,113,566)          (10,765,472)
                                                                             ---------------------------------
Total stockholder's equity                                                       957,750             1,305,844
                                                                             ---------------------------------
                                                                             $34,630,184          $ 34,176,399
                                                                             =================================
See accompanying notes.

                                              KIN Network, Inc.

                                          Statements of Operations

                                                                                   YEAR ENDED DECEMBER 31
                                                                                 1997                 1996
                                                                             ---------------------------------
Income:
   Network revenue                                                           $12,265,264           $ 8,552,564
                                                                             ---------------------------------

Expenses:
   Depreciation and amortization                                               2,169,868             1,906,094
   Operating and administrative                                                9,073,242             6,280,446
                                                                             ---------------------------------
Total expenses                                                                11,243,110             8,186,540
                                                                             ---------------------------------

Operating income                                                               1,022,154               366,024

Other income (expense):
   Interest and other                                                             93,679                80,678
   Interest, net of patronage credits of $240,293
     in 1997 and $305,346 in 1996                                              1,686,510             1,826,148
                                                                             ---------------------------------
Net loss before income taxes                                                    (570,677)           (1,379,446)
Deferred income tax benefit                                                      222,583               587,073
                                                                             ---------------------------------
Net loss                                                                     $  (348,094)          $  (792,373)
                                                                             =================================
See accompanying notes.

                                                         KIN Network, Inc.

                                                 Statements of Stockholder's Equity

                                                              ADDITIONAL
                                            COMMON             PAID-IN              ACCUMULATED
                                            STOCK               CAPITAL               DEFICIT                TOTAL
                                           --------------------------------------------------------------------------
December 31, 1995                          $   -             $10,500,000           $ (9,973,099)          $  526,901
   Capital contributions                       -               1,571,316                      -            1,571,316
   Net loss                                    -                       -               (792,373)            (792,373)
                                           --------------------------------------------------------------------------
December 31, 1996                              -              12,071,316            (10,765,472)           1,305,844
   Net loss                                    -                       -               (348,094)            (348,094)
                                           --------------------------------------------------------------------------
December 31, 1997                          $   -             $12,071,316           $(11,113,566)          $  957,750
                                           ==========================================================================

See accompanying notes.

                                              KIN Network, Inc.

                                           Statements of Cash Flows

                                                                                     YEAR ENDED DECEMBER 31
                                                                                       1997            1996
                                                                                  -----------------------------
OPERATING ACTIVITIES
Net loss                                                                          $  (348,094)     $  (792,373)
Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Deferred income taxes                                                             (222,583)        (587,073)
   Depreciation and amortization                                                    2,169,868        1,906,094
   Gain on sale of assets                                                             (11,359)         (13,883)
   Changes in operating assets and liabilities:
     Receivables                                                                     (416,161)        (224,348)
     Prepaid expenses                                                                 (19,406)         (96,960)
     Other assets                                                                       1,300           29,667
     Accounts payable                                                                (679,490)         273,173
     Accrued expenses                                                                 474,093          (20,621)
                                                                                  -----------------------------
Net cash provided by operating activities                                             948,168          473,676
                                                                                  -----------------------------

INVESTING ACTIVITIES
Additions to property, plant and equipment                                         (6,330,150)      (1,545,534)
Proceeds from sale of plant                                                           117,676           40,456
                                                                                  -----------------------------
Net cash used in investing activities                                              (6,212,474)      (1,505,078)
                                                                                  -----------------------------

FINANCING ACTIVITIES
Proceeds from borrowings                                                            2,000,000                -
Payment by Liberty Cellular, Inc. for utilizing income
   tax benefit of operating loss carryover                                          4,454,293        2,500,000
Proceeds from Rural Telephone Finance Cooperative
   capital certificates and patronage credits                                         251,608          452,376
Principal payments on long-term debt                                               (2,727,719)      (2,516,089)
Payments on capital lease obligations                                                (591,942)          (2,470)
Contributions of capital from Liberty Cellular, Inc.                                        -        1,000,000
                                                                                  -----------------------------
Net cash provided by financing activities                                           3,386,240        1,433,817
                                                                                  -----------------------------
Net increase (decrease) in cash and cash equivalents                               (1,878,066)         402,415
Cash and cash equivalents, beginning of year                                        2,688,775        2,286,360
                                                                                  -----------------------------
Cash and cash equivalents, end of year                                            $   810,709      $ 2,688,775
                                                                                  =============================


                                                                             6



                                                KIN Network, Inc.

                                      Statements of Cash Flows (continued)


                                                                                     YEAR ENDED DECEMBER 31
                                                                                      1997            1996
                                                                                  -----------------------------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
FINANCING ACTIVITIES
Property contributed as capital by Liberty Cellular, Inc.                         $         -      $   571,316
                                                                                  =============================
Property acquired through increases in accounts
   payable - trade                                                                $   564,290      $   209,675
                                                                                  =============================
OTHER DISCLOSURES
Interest paid, net of patronage refunds                                           $ 1,666,105      $ 1,923,165
                                                                                  =============================
See accompanying notes.

                               KIN Network, Inc.

                         Notes to Financial Statements

                          December 31, 1997 and 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

KIN Network, Inc. (the Company) is a wholly-owned subsidiary of Liberty Cellular, Inc. (Liberty).

The Company is constructing and operating a statewide fiber optic network in Kansas to provide private circuit transport, network toll terminations, equal access transport and switching, and other services to businesses and independent telephone companies in Kansas.

REVENUE RECOGNITION

The Company recognizes network revenue as services are rendered to customers.

ALLOWANCE FOR BAD DEBTS

The Company recognizes bad debts under the allowance method. As of December 31, 1997 and 1996, the Company believes that the dollar amount of receivables subject to the risk of uncollectibility is minimal and has not established an allowance for doubtful accounts.

PROPERTY, PLANT AND EQUIPMENT

Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Repairs and maintenance are expensed as incurred, whereas major improvements are capitalized.

Depreciation expense on property, plant and equipment charged to operations was $2,153,110 in 1997 and $1,887,774 in 1996.

DEBT ISSUE COSTS

Debt issue costs, which were incurred in 1991, are being amortized using the straight-line method over the term of the related debt which approximates 15 years. Annual amortization expense was $6,500 in 1997 and 1996.

                             KIN Network, Inc.

INCOME TAXES

Operations of the Company are included in the consolidated tax returns of Liberty. Income taxes are provided for the tax effects of transactions reported in the Company's financial statements and consist of taxes currently due plus deferred taxes. Deferred tax liabilities are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable and amortizable assets (use of different depreciation and amortization methods and lives for financial statement and income tax purposes). In addition, deferred tax assets result from the anticipated benefits attributable to the utilization of the Company's net operating losses as an offset to Liberty's taxable income on a consolidated basis.

ORGANIZATION COSTS AND OTHER INTANGIBLES

The costs of organizing the Company have been capitalized and are being amortized over a five-year period. Annual amortization expense charged to operations was $10,258 and $11,821 in 1997 and 1996, respectively.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

For purposes of the balance sheets and statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less.

RECLASSIFICATIONS

Certain amounts previously reported have been reclassified to conform to the current year presentation in the financial statements. These reclassifications had no effect on the results of operations or stockholder's equity as previously reported.

                               KIN Network, Inc.

2. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                                         DECEMBER 31
                                                                                  1997                  1996
                                                                              ---------------------------------
Borrowings under a $37,183,333 note with Rural
   Telephone Finance Cooperative (RTFC). The
   note bears a variable rate of interest (6.65% and
   6.3% as of December 31, 1997 and 1996,
   respectively) and borrowings under the note are
   due in equal quarterly installments of principal
   and interest of approximately $1,130,000
   beginning November 1993 with the final
   payment due August 2006. The note is collater-
   alized by network telephone plant and revenues.                            $27,415,796           $30,143,515

Secured line of credit for $2,000,000 with RTFC.
   This line of credit was obtained in November
   1997, bears a variable rate of interest (6.65% at
   December 31, 1997) and has a term of
   60 months. The note is collateralized by
   substantially all of the network telephone plant.                            2,000,000                     -

Capital lease obligations (described in Note 4) with
   certain stockholders (or their affiliates) of Liberty.
   The obligations are due in variable annual prin-
   cipal installments, plus interest, with the final
   installments due in the year 2006. The obligations
   are collateralized by portions of the fiber optic
   network.                                                                       920,242             1,512,181
                                                                              ---------------------------------
                                                                               30,336,038            31,655,696
Less current maturities                                                         3,054,311             2,892,009
                                                                              ---------------------------------
                                                                              $27,281,724           $28,763,687
                                                                              =================================

This line of credit was subsequently repaid on March 4, 1998 (Note 10).

                               KIN Network, Inc.

2. LONG-TERM DEBT (CONTINUED)

Estimated maturities on the borrowings with RTFC over the next five years are as follows:

                  1998                $2,949,248
                  1999                 3,188,013
                  2000                 3,446,034
                  2001                 3,724,932
                  2002                 4,026,402

Future minimum payments for property under capital leases at December 31, 1997 are as follows:

            YEAR ENDING DECEMBER 31
            -----------------------
            1998                                             $   213,621
            1999                                                 204,605
            2000                                                 195,588
            2001                                                 186,571
            2002                                                 174,589
            After 2002                                           594,283
                                                             -----------
            Total minimum lease payments                       1,569,257
            Less amount representing interest,
               administration and overhead                       649,015
                                                             -----------
            Present value of minimum lease payments
               excluding interest, administration and
               overhead                                          920,242
            Less current maturities                              105,063
                                                             -----------
                                                             $   815,179
                                                             ===========

RTFC distributes patronage credits to the Company on an annual basis based on annually determined percentages of interest paid by the Company to RTFC. The Company received patronage credits of $240,293 in 1997 and $305,346 in 1996.

                               KIN Network, Inc.

2. LONG-TERM DEBT (CONTINUED)

As a condition to the loan agreement, the Company must purchase noninterest-bearing subordinated capital certificates from RTFC in an amount equal to 10% of each advance under the note. As principal payments are made on the underlying debt, returns of certificate principal amounts are made proportionately in order to maintain a certificate principal balance equal to 10% of the outstanding loan balances. During 1997 and 1996, RTFC returned certificates to the Company totaling $251,608 and $452,376, respectively, leaving certificate balances totaling $3,014,352 at December 31, 1997 and $3,265,960 at December 31, 1996.

The notes payable to RTFC discussed above contain various convenants pertaining to the maintenance of net worth and the payment of dividends. At December 31, 1997, the Company was in noncompliance with one of the covenants. However, the covenant has been waived by RTFC.

3. INTEREST EXPENSE

The Company follows the policy of capitalizing interest as a component of property and equipment constructed for its own use. Total interest incurred (net of patronage credits) was $1,686,510 in 1997 and $1,826,148 in 1996. Capitalized interest was $138,186 for the year ended December 31, 1997. No significant interest was capitalized during 1996.

4. LEASING ARRANGEMENTS

CAPITAL LEASES

The Company leases fiber optic cable from certain Liberty stockholders (or their affiliates) under capital leases expiring in the year 2006. The assets and obligations under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense and amounted to $100,598 in 1997 and 1996. Interest expense associated with the obligations under these leases amounted to $130,385 in 1997 and $132,666 in 1996. Fiber optic cable under capital leases was $1,789,585 and $1,890,182 at December 31, 1997 and 1996, respectively, net of accumulated depreciation of $624,758 at December 31, 1997 and $524,161 at December 31, 1996.

                               KIN Network, Inc.

4. LEASING ARRANGEMENTS (CONTINUED)

Effective December 31, 1994, the Company renegotiated the terms of the capital lease obligations for nine of the 10 obligations. The renegotiated leases called for the deferral of the principal portion of the lease for a two-year period ending December 31, 1996. Beginning in 1997, the remaining principal balances on the renegotiated leases are being repaid evenly over a nine- or 10-year period. During 1997, three of the capital lease obligations were fully repaid. In 1996, the interest rate, which was previously set at 12%, was renegotiated to 8.5% for a majority of the leases and 10% on the balance of the leases. In 1997, the interest rates on those leases were renegotiated at rates ranging from 8.5% to 12% for the remainder of the lease term.

OPERATING LEASES

The Company leases various facilities, circuits and equipment under operating leases expiring in various years through the year 2010. Minimum future rental commitments under these operating leases as of December 31, 1997 for each of the next five years and in the aggregate are:

                  YEAR ENDED
                  DECEMBER 31                   AMOUNT
                  -------------------------------------
                  1998                         $42,166
                  1999                          37,546
                  2000                          33,485
                  2001                          27,485
                  2002                          27,485
                  After 2002                    12,510

The Company also leases circuits on a month-to-month basis from various interconnect companies.

Total rental expense under operating leases, including leased circuits, was $2,583,995 in 1997 and $1,653,971 in 1996.

The Company leases space from Liberty under a year-to-year operating lease. Total rent expense paid to Liberty was $43,000 in 1997 and 1996.

                               KIN Network, Inc.

5. RELATED-PARTY TRANSACTIONS

The Company is operated under a management agreement by KINI L.C., which is related to Liberty through common ownership. Operating and administrative expenses for 1997 and 1996 incurred by the Company through KINI L.C. amounted to approximately $3,535,216 and $2,377,223, respectively, including $15,329 which was capitalized in 1996. The operating and administrative expenses include a management fee. Under a new operating agreement effective January 1, 1997, this management fee increased from 12.5% of total operating and administrative fees incurred by the Company to 15%.

Network revenue includes revenue resulting from services performed for Liberty which amounted to approximately $3,379,000 (28% of total network revenue) in 1997 and approximately $2,810,000 (33% of total network revenue) in 1996. At December 31, 1997 and 1996, trade accounts receivable and accrued revenue includes approximately $184,000 and $186,000, respectively, due from Liberty.

As part of the capital leases for fiber optic cable with certain stockholders (or their affiliates), the Company is required to pay fees for maintenance. Additional fiber optic maintenance costs were also paid to certain stockholders (or their affiliates). Maintenance costs under these arrangements were approximately $38,000 in 1997 and $45,000 in 1996.

6. CONTINGENCIES

During the course of constructing the statewide fiber-optic network, it has been necessary for the Company to obtain rights-of-way from property owners. Outside counsel has advised the Company that the form of a number of these rights-of-way are defective from a marketable title point of view. Outside counsel has advised management that, at this point, they cannot offer an opinion as to any asset impairment or other outcome resulting from this situation. In 1992, the Company obtained an indemnification commitment from the consultants hired by the Company to obtain the rights-of-way, in the amount of $250,000, which expires over 15 years.

                               KIN Network, Inc.

7. INCOME TAXES

The income taxes benefit consisted of the following:

                                                                      DECEMBER 31
                                                                 1997            1996
                                                               -------------------------
Current:
   Federal                                                     $      -        $      -
   State                                                              -               -
                                                               -------------------------
                                                                      -               -
Deferred:
   Federal                                                      179,373         482,625
   State                                                         43,210         104,448
                                                               -------------------------
Income tax benefit                                             $222,583        $587,073
                                                               =========================

The primary difference that causes the effective tax rate to vary from the statutory federal income tax rate of 35% is state income taxes.

The Company has net operating losses totaling approximately $3,678,000 expiring in various years through the year 2010 which management believes will be utilized in Liberty's consolidated tax return to offset future taxable income from the operations of the Company and Liberty.

Deferred income taxes arise principally due to net operating losses, net of temporary differences in the depreciation of property, plant and equipment. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                    DECEMBER 31
                                                               1997            1996
                                                           -----------------------------
Deferred tax assets:
   Net operating losses                                    $ 1,431,443       $6,190,810

Deferred tax liabilities:
   Property, plant and equipment                             3,403,135        3,082,543
                                                           -----------------------------
Net deferred tax asset (liability) - noncurrent            $(1,971,692)      $3,108,267
                                                           =============================

                               KIN Network, Inc.

7. INCOME TAXES (CONTINUED)

In 1997, Liberty utilized approximately $13,658,000 of the Company's net operating loss carryforward to offset Liberty's 1997 taxable income. As a result, Liberty will pay the Company approximately $5,305,000 for the use of the Company's net operating loss, of which $3,270,000 was paid in 1997. Additionally, Liberty paid $1,185,000 during 1997 for the use of the Company's prior year net operating loss. Accounts receivable from Liberty as of December 31, 1997 consists of the remaining amounts due to the Company for the use of net operating losses.

8. CREDIT RISK

The Company grants credit to customers, primarily local telephone companies and local businesses.

The Company has a demand deposit and a repurchase agreement account with a financial institution. The balance at the financial institution exceeded the federal insurance limitation of $100,000 at December 31, 1997 and 1996. However, the financial institution has pledged assets to secure the repurchase agreement in excess of the federal insurance limitation.

9. DEFERRED COMPENSATION PLAN

KINI L.C. has established a deferred compensation plan for its employees. The plan provides that these employees will receive additional compensation based on certain key operating results of the companies. The total expense under the plan was $190,675 and $1,190,761 for the years ended December 31, 1997 and 1996, respectively. Of the total liability under the plan of $1,929,192, $73,605 will be paid in 1998 and the remaining balance of $1,855,587 deferred to future years. Liberty has assumed all of the liability and expense under the plan with the Company contingently liable as cosigner.

10. SUBSEQUENT EVENTS

On February 18, 1998, Liberty exchanged 89,767 shares of the Company's stock for 714,286 shares of Advanced Communications Group, Inc. (ACG) stock. The Company issued an additional 112,221 shares of no par value stock to ACG for $10,000,000 in cash. After the transaction, the Company has 412,221 shares outstanding, of which Liberty owns 210,233 shares (51%) and ACG owns 201,988 shares (49%).

                               KIN Network, Inc.

10. SUBSEQUENT EVENTS (CONTINUED)

The $2,000,000 secured line of credit (Note 2) was repaid to RTFC on March 4, 1998 with a portion of the proceeds from the ACG stock issuance.

11. YEAR 2000 ISSUE - UNAUDITED

The Company is in the process of developing a plan to modify its information technology and network to be ready for the year 2000, converting critical data processing systems and estimating associated costs. Estimates will include internal costs, but exclude the costs to upgrade and replace systems in the normal course of business. The Company does not expect this project will have a significant effect on operations. The Company will continue to implement systems with strategic value though some projects may be delayed due to resource constraints.

                      ADVANCED COMMUNICATIONS GROUP, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION

      The following unaudited pro forma combined financial statements give effect to the acquisitions by Advanced Communications Group, Inc. (collectively with its predecessor, which it is acquiring in conjunction with the acquisitions described below, "ACG") of the outstanding capital stock or, in certain cases, the assets of Great Western Directories, Inc. ("Great Western"), Valu-Line of Longview, Inc. and Related Companies ("Valu-Line"), Feist Long Distance Service, Inc. ("Feist Long Distance"), FirsTel, Inc. ("FirsTel"), Long Distance Management I, Inc. and Long Distance Management of Kansas, Inc. (collectively, "LDM"), The Switchboard of Oklahoma City, Inc. ("Switchboard"), Tele-Systems, Inc. ("Tele-Systems"), and National Telecom ("National Telecom") and ACG's acquisition of 49% of the outstanding shares of KIN Network, Inc. ("KINNET") (Great Western, Valu-Line, Feist Long Distance, FirsTel, LDM, Switchboard, Tele-Systems and National Telecom collectively, the "Acquired Companies", and LDM, Switchboard, Tele-Systems and National Telecom collectively, the "Other Acquired Companies"). These acquisitions (the "Acquisitions") will occur concurrently with and are conditioned upon the closing of the Offering. The Acquisitions are accounted for using the purchase method of accounting. With respect to the Acquisitions, ACG is identified as the accounting acquirer for financial statement presentation purposes.

      The unaudited pro forma combined balance sheet gives effect to the Acquisitions and the Offering as if they had occurred on December 31, 1997. The unaudited pro forma combined statements of operations for the two years ended December 31, 1997 give effect to these transactions as if they had occurred on January 1, 1996.

      The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent that ACG's financial position or results of operations would actually have been if such transactions in fact had occurred on the dates stated above and are not necessarily representative of ACG's financial position or results of operations for any future period. Since the Acquired Companies were not under common control or management, historical combined results of operations may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8K.

                                             ADVANCED COMMUNICATIONS GROUP, INC.
                                          UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                      DECEMBER 31, 1997
                                                        (IN THOUSANDS)
                                                                                                            Other
                                                  Great                      Feist Long                   Founding
                                                 Western       Valu-Line      Distance       Firstel     Companies       ACG
                                                 -------       ---------     ----------      -------     ---------       ---
                     ASSETS
Cash and cash equivalents                        $    47         $  566        $    76        $  188       $  616      $     -
Accounts receivable                               21,312            970          2,000         1,349          928            -
    Less allowance                                (9,412)             -           (106)            -            -            -
                                                 -------         ------        -------        ------       ------      -------
Accounts receivable, net                          11,900            970          1,894         1,349          928            -
Deferred costs                                     4,594              -              -             -            -            -
Prepaid expenses and other                           675            280             80           928          262            -
                                                 -------         ------        -------        ------       ------      -------
   Total current assets                           17,216          1,816          2,050         2,465        1,806            -
Property and equipment, net                        1,227          1,131            445           922          239            6
Intangible assets, net of amortization                 -              -              -             -           64            -
Equity investment in KINNET                            -              -              -             -            -            -
Other noncurrent assets                               19              7              -         1,003          185        2,322
                                                 -------         ------        -------        ------       ------      -------
   Total assets                                  $18,462         $2,954        $ 2,495        $4,390       $2,294      $ 2,328
                                                 =======         ======        =======        ======       ======      =======


                LIABILITIES AND
              STOCKHOLDERS' EQUITY
Current maturities of long-term debt             $     -         $1,173        $     -        $   18       $  141      $     -
Accounts payable and accrued expenses              4,140          1,021          1,581         3,402          394        3,141
Current maturities of related party debt               -              -            666         1,040            -        2,149
Payable to shareholder/affiliate                     265              -              -             -            -            -
Other                                              3,208             10            225           170          137            -
                                                 -------         ------        -------        ------       ------      -------
   Total current liabilities                       7,613          2,204          2,472         4,630          672        5,290
Long-term debt, net of current maturities              -            225              9             -           96            -
Long-term related party debt, net of current           -              -              -             -            -            -
                                                 -------         ------        -------        ------       ------      -------
   Total liabilities                               7,613          2,429          2,481         4,630          768        5,290
                                                 -------         ------        -------        ------       ------      -------

Stockholders' equity:
    Preferred stock                                    -              -              -             -            -            -
    Common stock                                       1              3            100             1          354            -
    Additional paid-in-capital                         -              -            939             -            -          897
    Retained earnings                             10,848            522         (1,025)         (241)       1,172       (3,859)
                                                 -------         ------        -------        ------       ------      -------
                                                  10,849            525             14          (240)       1,526       (2,962)
                                                 -------         ------        -------        ------       ------      -------
   Total liabilities and stockholders' equity    $18,462         $2,954        $ 2,495        $4,390       $2,294      $ 2,328
                                                 =======         ======        =======        ======       ======      =======


                                                                                                           Post
                                                              Historical     Pro forma                 Acquisition
                                                                 Basis      Adjustments    Pro forma   Adjustments       As
                                                               Combined     (See Note 3)    Combined   (See Note 3)   Adjusted
                                                              ----------    ------------   ---------   ------------   --------
                     ASSETS
Cash and cash equivalents                                       $ 1,493       $   (259)     $  1,234     $ 10,475     $ 11,709
Accounts receivable                                              26,559              -        26,559            -       26,559
    Less allowance                                               (9,518)             -        (9,518)           -       (9,518)
                                                                -------       --------      --------     --------     --------
Accounts receivable, net                                         17,041              -        17,041            -       17,041
Deferred costs                                                    4,594              -         4,594            -        4,594
Prepaid expenses and other                                        2,225              -         2,225            -        2,225
                                                                -------       --------      --------     --------     --------
   Total current assets                                          25,353           (259)       25,094       10,475       35,569
Property and equipment, net                                       3,970              -         3,970            -        3,970
Intangible assets, net of amortization                               64        108,497       108,561            -      108,561
Equity investment in KINNET                                           -         18,041        18,041            -       18,041
Other noncurrent assets                                           3,536           (561)        2,975        2,253        5,228
                                                                -------       --------      --------     --------     --------
   Total assets                                                 $32,923       $125,718      $158,641     $ 12,728     $171,369
                                                                =======       ========      ========     ========     ========


                LIABILITIES AND
              STOCKHOLDERS' EQUITY
Current maturities of long-term debt                            $ 1,332       $      -      $  1,332     $ (1,332)    $      -
Accounts payable and accrued expenses                            13,679            101        13,780       (1,915)      11,865
Current maturities of related party debt                          3,855         (1,589)        2,266       (2,149)         117
Payable to shareholder/affiliate                                    265         83,922        84,187      (83,922)         265
Other                                                             3,750              -         3,750            -        3,750
                                                                -------       --------      --------     --------     --------
   Total current liabilities                                     22,881         82,434       105,315       89,318       15,997
Long-term debt, net of current maturities                           330              -           330         (330)           -
Long-term related party debt, net of current                          -         17,233        17,233            -       17,233
                                                                -------       --------      --------     --------     --------
   Total liabilities                                             23,211         99,667       122,878      (89,648)      33,230
                                                                -------       --------      --------     --------     --------

Stockholders' equity:
    Preferred stock                                                   -              -             -        1,122        1,122
    Common stock                                                    459           (459)            -            1            1
    Additional paid-in-capital                                    1,836         37,786        39,622      101,253      140,875
    Retained earnings                                             7,417        (11,276)       (3,859)           -       (3,859)
                                                                -------       --------      --------     --------     --------
                                                                  9,712         26,051        35,763      102,376      138,139
                                                                -------       --------      --------     --------     --------
   Total liabilities and stockholders' equity                   $32,923       $125,718      $158,641     $ 12,728     $171,369
                                                                =======       ========      ========     ========     ========



                                          ADVANCED COMMUNICATIONS GROUP, INC.
                                  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                              YEAR ENDED DECEMBER 31, 1996
                                    (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)


                                                                                                               Other
                                                   Great                     Feist Long                      Founding
                                                  Western       Valu-Line     Distance        Firstel        Companies
                                                  -------       ---------    ----------       -------        ---------
Revenues:
   Telecommunications services                    $     -        $11,181       $10,028        $10,355         $7,798
   Yellow page publishing                          44,324              -             -              -              -
                                                  -------        -------       -------        -------         -------
            Total revenues                         44,324         11,181        10,028         10,355          7,798
Cost of services                                   21,394          6,036         6,854          7,313          4,693
Depreciation and amortization                         223            819           237            248             84
                                                  -------        -------       -------        -------         -------
           Gross profit                            22,707          4,326         2,937          2,794          3,021
Selling, general and administrative
      expenses                                     14,987          3,572         2,470          1,900          2,484
                                                  -------        -------       -------        -------         -------
           Income (loss) from operations            7,720            754           467            894            537
Other income (expense):
    Other income and expense, net                   6,375             73            (2)            35            (30)
    Interest expense                                 (504)          (186)          (60)          (191)           (44)
    Equity in earnings of KINNET                        -              -             -              -              -
                                                  -------        -------       -------        -------         -------
Income (loss) before income taxes                  13,591            641           405            738            463
Provision for income taxes                          5,295              -             -              -             36
                                                  -------        -------       -------        -------         -------
Net income (loss)                                 $ 8,296        $   641       $   405        $   738         $  427
                                                  =======        =======       =======        =======         =======

Pro forma net income
Accretion of preferred stock
Pro forma net income available to
     common stockholders

Pro forma net income per share available to common stockholders

Shares used in computing pro forma
     net income per share





                                                                             Historical     Pro forma
                                                                                Basis      Adjustments     Pro forma
                                                                    ACG       Combined     (See Note 3)    Combined
                                                                    ---      ----------    ------------    ---------
Revenues:
   Telecommunications services                                     $   -       $39,362        $ 1,728     $   41,090
   Yellow page publishing                                              -        44,324              -         44,324
                                                                   -----       -------        -------     ----------
            Total revenues                                             -        83,686          1,728         85,414
Cost of services                                                       -        46,290          1,044         47,334
Depreciation and amortization                                          -         1,611          4,607          6,218
                                                                   -----       -------        -------     ----------
           Gross profit                                                -        35,785         (3,923)        31,862
Selling, general and administrative
      expenses                                                       649        26,062            657         26,719
                                                                   -----       -------        -------     ----------
           Income (loss) from operations                            (649)        9,723         (4,580)         5,143
Other income (expense):
    Other income and expense, net                                      -         6,451             (3)         6,448
    Interest expense                                                 (10)         (995)           221           (775)
    Equity in earnings of KINNET                                       -             -         (1,071)        (1,071)
                                                                   -----       -------        -------     ----------
Income (loss) before income taxes                                   (659)       15,179         (5,434)         9,745
Provision for income taxes                                             -         5,331            821          6,152
                                                                   -----       -------        -------     ----------
Net income (loss)                                                  $(659)      $ 9,848        $(5,385)    $    3,593
                                                                   =====       =======        =======     ==========

Pro forma net income                                                                                      $    3,593
Accretion of preferred stock                                                                                    (112)
                                                                                                          ----------
Pro forma net income available to
     common stockholders                                                                                  $    3,481
                                                                                                          ==========
Pro forma net income per share available
     to common stockholders                                                                               $     0.17
                                                                                                          ==========

Shares used in computing pro forma
     net income per share                                                                                 20,232,339
                                                                                                          ==========



                                          ADVANCED COMMUNICATIONS GROUP, INC.
                                  UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                              YEAR ENDED DECEMBER 31, 1997
                                    (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

                                                                                                                Other
                                                     Great                        Feist Long                   Founding
                                                    Western        Valu-Line       Distance     Firstel       Companies
                                                    -------        ---------      ----------    -------       ---------
Revenues:
   Telecommunications services                      $     -         $12,022         $12,639     $13,336         $8,048
   Yellow page publishing                            43,247               -               -           -              -
                                                    -------         -------         -------     -------         ------
            Total revenues                           43,247          12,022          12,639      13,336          8,048
Cost of services                                     20,521           6,615           9,006      10,220          4,073
Depreciation and amortization                           235             475             208         280            118
                                                    -------         -------         -------     -------         ------
           Gross profit                              22,491           4,932           3,425       2,836          3,857
Selling, general and administrative
      expenses                                       16,186           3,772           3,491       2,616          2,569
                                                    -------         -------         -------     -------         ------
           Income (loss) from operations              6,305           1,160             (66)        220          1,288
Other income (expense):
    Other income and expense, net                        86             (36)             84          52             67
    Interest expense                                    (50)           (135)            (46)       (152)           (16)
    Equity in earnings of KINNET                          -               -               -           -              -
                                                    -------         -------         -------     -------         ------
Income (loss) before income taxes                     6,341             989             (28)        120          1,339
Provision for income taxes                            1,804               -               -           -              -
                                                    -------         -------         -------     -------         ------
Net income (loss)                                   $ 4,537         $   989         $   (28)    $   120         $1,339
                                                    =======         =======         =======     =======         ======

Pro forma net income
Accretion of preferred stock
Pro forma net income available to
     common stockholders

Pro forma net income per share available to common stockholders

Shares used in computing pro forma
     net income per share


                                                                                  Historical   Pro forma
                                                                                     Basis    Adjustments   Pro forma
                                                                      ACG          Combined  (See Note 3)    Combined
                                                                      ---         ---------- ------------   ---------
Revenues:
   Telecommunications services                                      $     -         $46,045     $     -     $   46,045
   Yellow page publishing                                                 -          43,247           -         43,247
                                                                    -------         -------     -------     ----------
            Total revenues                                                -          89,292           -         89,292
Cost of services                                                          -          50,435           -         50,435
Depreciation and amortization                                             3           1,319       4,563          5,882
                                                                    -------         -------     -------     ----------
           Gross profit                                                  (3)         37,538      (4,563)        32,975
Selling, general and administrative
      expenses                                                        2,941          31,575           -         31,575
                                                                    -------         -------     -------     ----------
           Income (loss) from operations                             (2,944)          5,963      (4,563)         1,400
Other income (expense):
    Other income and expense, net                                         -             253           -            253
    Interest expense                                                   (256)           (655)       (120)          (775)
    Equity in earnings of KINNET                                          -               -        (854)          (854)
                                                                    -------         -------     -------     ----------
Income (loss) before income taxes                                    (3,200)          5,561      (5,537)            24
Provision for income taxes                                                -           1,804         373          2,177
                                                                    -------         -------     -------     ----------
Net income (loss)                                                   $(3,200)        $ 3,757     $(5,910)    $   (2,153)
                                                                    =======         =======     =======     ==========

Pro forma net income                                                                                        $   (2,153)
Accretion of preferred stock                                                                                       (16)
                                                                                                            ----------
Pro forma net income available to
     common stockholders                                                                                    $   (2,169)
                                                                                                            ==========
Pro forma net income per share available
     to common stockholders                                                                                 $    (0.11)
                                                                                                            ==========
Shares used in computing pro forma
     net income per share                                                                                   20,232,339
                                                                                                            ==========

          ADVANCED COMMUNICATIONS GROUP, INC.
     NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

1.  GENERAL:

      ACG was founded to create a regional competitive local exchange carrier that primarily provides a portfolio of telecommunications services primarily to business customers in selected service areas of Southwestern Bell and U S WEST and publishes yellow page directories in selected markets in the Region. ACG has conducted no operations to date and will consummate the Acquisitions concurrently with and as a condition to the closing of this Offering.

      The historical financial statements reflect the financial position and results of operations of the Acquired Companies and were derived from the respective Acquired Companies' financial statements. The acquisition of the interest in KINNET is accounted for under the equity method of accounting, and the information with respect to KINNET was derived from its financial statements. The periods included in these pro forma financial statements for the individual Acquired Companies and KINNET are for the two years ended December 31, 1997. The audited historical financial statements included elsewhere in this Form 8K have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80.

2. ACQUISITION OF ACQUIRED COMPANIES:

      Concurrently with and as a condition to the closing of the Offering, ACG will acquire all of the outstanding capital stock of Great Western, Valu-Line, Feist Long Distance, FirsTel and Tele-Systems, substantially all of the assets of LDM, Switchboard and National Telecom, and 49% of the outstanding capital stock of KINNET pursuant to the Acquisitions. The Acquisitions are accounted for using the purchase method of accounting with ACG being treated as the accounting acquirer.

      The consideration to be paid in the Acquisitions includes (i) cash,
(ii) Common Stock, (iii) promissory notes, (iv) a payable for reimbursement of cash paid to purchase two companies in September 1997, and (v) options and warrants to purchase shares of Common Stock. The number of shares of Common Stock to be issued in the Acquisitions was determined by dividing the agreed aggregate amount of $47.5 million by the initial public offering price of the Common Stock. In determining the amount to be recorded for accounting purposes for the component of the purchase price attributable to the shares of Common Stock issuable in the Acquisitions, the value of such shares was determined to be $38.0 million, which represents a discount of twenty percent due to restrictions on the sale and transferability of the shares issued.

      The promissory notes issued in the Acquisitions consist of (i) $15.0 million in notes payable two years from the closing of the Acquisitions and bearing an annual rate of interest of five percent (5%), which notes may be prepaid at any time and are subordinated to the Company's senior debt (as defined), (ii) $2.0 million in notes convertible into shares of Common Stock at the initial public offering price, payable two years from the closing of the Acquisitions and bearing an annual rate of interest of ten percent (10%), which notes may be prepaid at any time and are subordinated to the Company's senior debt (as defined), and (iii) a $350,000 promissory note payable in three equal annual installments and bearing an annual interest rate of seven percent (7%), which note may be prepaid at any time. Pursuant to the terms of the notes discussed in (i) and (ii) above, an event of default would exist if the Company's senior debt (as defined) exceeds $50.0 million.

      At the time the acquisition agreement with Great Western was executed, the Company issued warrants exercisable for a total of 756,078 shares of Common Stock. A value of $0.4 million (recorded in the table below under "Other") has been attributed to these warrants based on a valuation performed at the time of their issuance. In addition, the Company has agreed to issue at the closing of the Acquisitions options and warrants which are exercisable for a total of 637,135 shares of Common Stock. As 598,500 of these options and warrants (including 500,000 additional warrants which will be issued to shareholders of

                ADVANCED COMMUNICATIONS GROUP, INC.
 NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Great Western) are exercisable at the initial public offering price, preliminarily no value has been attributed to them. Upon completion of a Black-Scholes valuation, any additional value will be recorded as goodwill.
A value of $0.4 million (recorded in the table below under "Other") has been attributed to the 38,635 other options, which are to be issued in connection with the closing of the Acquisition of Switchboard, that are exercisable at one-third of the initial public offering price, but which vest as an entirety in the 37th month following the Acquisitions.

      The following table sets forth the components for accounting purposes of the consideration with respect to the Acquisitions. The total estimated purchase price for the Acquisitions of $140.1 million and the related allocations of the excess purchase price are based upon preliminary estimates and are subject to certain purchase price adjustments at and following the closing of the Acquisitions. The table does not reflect the distributions totaling $1.9 million representing substantially all of the undistributed earnings of the Acquired Companies that are S Corporations previously taxed to their stockholders (or in certain cases, amounts equal to the tax payable by the stockholders on those earnings) and distributable under the relevant acquisition agreements as of December 31, 1997 (the "S Corporation Distributions"). However, these amounts are reflected in the pro forma adjustments as further described in Note 3.


                                                                                                    Options and
                                                                                                     Warrants
                                                          Value of                                  Exercisable
                                                           Common        Promissory                 for Common
      Acquisition                            Cash          Stock           Notes         Other        Stock
      -----------                            ----         --------       ----------      -----      -----------
                                                                  (dollars in thousands)
Great Western                               $55,000       $ 8,000         $15,000         $367       1,256,078
Valu-Line                                     6,600         4,160               -            -               -
FirsTel                                       5,000         8,878           2,000          101          50,000
Feist Long Distance                           1,500         8,000               -            -               -
Minority investment in KINNET                10,000         8,000               -            -               -
                                            -------       -------         -------         ----       ---------
            Subtotal                         78,100        37,038          17,000          468       1,306,078
                                            -------       -------         -------         ----       ---------
Other Acquired Companies:
LDM                                           4,061             -               -            -               -
Switchboard                                   1,631             -               -          386          38,635
Tele-Systems                                      -           960               -            -          36,000
National Telecom                                130             -             350            -          12,500
                                            -------       -------         -------         ----       ---------
            Subtotal                          5,822           960             350          386          87,135
                                            -------       -------         -------         ----       ---------
Total                                       $83,922       $37,998         $17,350         $854       1,393,213
                                            =======       =======         =======         ====       =========


            ADVANCED COMMUNICATIONS GROUP, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

(a) Records an estimated S Corporation Distribution of $259,000 which is expected to be paid to the stockholders of one of the Acquired Companies cash on hand.

(b) Records the related party debt of $666,000 and $1,040,000 that will be acquired by ACG in connection with the acquisitions of Feist Long Distance and FirsTel, respectively, and which, as inter-company debt, will not appear on the Company's consolidated financial statements.

(c) Records the purchase by ACG of the outstanding capital stock or substantially all of the assets of the Acquired Companies and the purchase of 49% of the outstanding capital stock of KINNET, for consideration consisting of (i) $83.9 million payable in cash, (ii) shares of Common Stock valued for purposes of computing the estimated purchase price for accounting purposes at $38.0 million, (iii) promissory notes for $17.4 million, (iv) other payables for reimbursement of cash paid to purchase two companies by FirsTel in September 1997 amounting to $0.1 million, and (v) options or warrants valued for purposes of computing the estimated purchase price for accounting purposes at $0.7 million, for a total estimated purchase price of $140.1 million. In preliminarily determining the purchase price for accounting purposes, warrants issued in June 1997 to shareholders of Great Western to purchase 756,078 shares of Common
      Stock at an exercise price of $6.61 per share were assigned a value of $0.4 million, based on an outside appraisal obtained in the month of issuance. No value was assigned to the options and warrants to be issued upon the consummation of the Offering that are exercisable at the initial public offering price (500,000 such warrants to be issued to shareholders of Great Western, 50,000 such warrants to be issued to shareholders of FirsTel, 36,000 such options to be issued to shareholders of Telesystems, and 12,500 such options to be issued to shareholders of National Telecom). Upon completion of a Black-Scholes valuation, any additional value will be recorded as goodwill. A value of $0.4 million was placed on the 38,635 options to be issued to shareholders of Switchboard upon consummation of the Offering that are exercisable at one-third of the initial public offering price, but which vest as an entirety at the end of the 37th month following the Acquisitions. This aggregate purchase price will result in an excess purchase price of $125.6 million (including $0.6 million of deferred acquisition costs incurred by ACG) over the fair value of the net assets acquired of $15.1 million. Of this $125.6 million, $108.5 million relates to the Acquired Companies and $17.1 million relates to KINNET. The excess cost has been preliminarily allocated to an undifferentiated pool of intangible assets to be amortized over a period of 25 years for pro forma purposes. The Company is currently obtaining independent appraisals of the Acquired Companies and the 49% interest in KINNET. Upon completion of the appraisal and in accordance with the terms thereof, the intangible assets in the pool will be allocated to the appropriate asset classifications, including customer lists and goodwill. The Company expects the independent appraisals to be completed for inclusion in the Company's results for the quarter ended March 31, 1998. The principal stockholder of Great Western has recently objected to the impact of the reverse stock split on the warrants issued in June 1997 upon the execution of the original Great Western acquisition agreement. CPFF and such principal stockholder have agreed to negotiate in good faith to determine the type and amount of any consideration appropriately payable by CPFF to the holders of such warrants. While any payment will be made solely by CPFF and will not involve the assets of ACG or the issuance of additional ACG common shares or common share equivalents, such a payment may be construed for accounting purposes as a capital contribution by CPFF and deemed a payment by ACG of additional consideration for the Great Western acquisition. This would increase the goodwill associated with the Great Western acquisition and the related amortization charges.

(d) Records assumed cash proceeds of $112.0 million from the issuance of shares of ACG Common Stock net of estimated offering costs of $11.9 million including amounts deferred and payable by ACG at

      December 31, 1997. Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees, listing and filing fees, and printing expenses.

(e) Records the payment of the cash portion of the total consideration ($83.9 million).

(f) Records the payment of debt of ACG and the Acquired Companies which is expected to be paid from the proceeds of the Offering.

(g) Records the payment of $1.75 million with respect to a five-year noncompetition agreement between Rod K. Cutsinger and the Company which will be amortized over its term beginning in the period in which it is paid.

(h) Records the issuance of 142,857 shares of Series A Redeemable Convertible Preferred Stock in consideration of an agreement entered into with Northwestern Public Service Company to negotiate in good faith with respect to a strategic alliance. The Preferred Stock has an aggregate liquidation preference of $2 million, is convertible into shares of common stock at the initial public offering price 18 months after the consummation of the initial public offering and is redeemable, at the option of the Company, for $1.25 million in the 13th month after the initial public offering if no strategic alliance has been entered into. The Preferred Stock has been assigned a value of $1,122,000 representing the estimated fair value on the date of grant based on an imputed market interest rate of 10%.

              ADVANCED COMMUNICATIONS GROUP, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

The following table summarizes the unaudited pro forma and post-acquisition combined balance sheet adjustments at December 31, 1997 (in thousands):

                                                                                                  Total
                                                                                                 Pro forma
                                                      (a)            (b)              (c)       Adjustments         (d)
                                                      ---            ---              ---       -----------         ---
                       ASSETS
Cash and cash equivalents                            $(259)        $     -          $      -      $   (259)      $100,059
                                                     -----         -------          --------      --------       --------
Total current assets                                  (259)              -                 -          (259)       100,059
Intangible assets, net                                   -               -           108,497       108,497              -
Equity investment in
    KINNET   -                                           -               -            18,041        18,041              -
Other noncurrent assets                                  -               -              (561)         (561)          (619)
                                                     -----         -------          --------      --------       --------
Total assets                                         $(259)        $     -          $125,977      $125,718       $ 99,440
                                                     =====         =======          ========      ========       ========

                   LIABILITIES AND
                    STOCKHOLDERS'
                       EQUITY
Current maturities of
    long-term debt                                   $   -         $     -          $      -      $      -       $      -
Accounts payable and
    accrued expenses                                     -               -               101           101         (1,814)
Current portion of notes
    payable to related parties                           -          (1,706)              117        (1,589)             -
Obligation for cash portion
    of consideration in the
    Acquisitions                                         -               -            83,922        83,922              -
                                                     -----         -------          --------      --------       --------
Total current liabilities                                -          (1,706)           84,140        82,434         (1,814)

Long-term debt, net of
    current maturities                                   -               -                 -             -              -
Notes payable to related
    parties, net of current
    maturities                                           -               -            17,233        17,233              -
                                                     -----         -------          --------      --------       --------
Total liabilities                                        -          (1,706)          101,373        99,667         (1,814)
                                                     -----         -------          --------      --------       --------

Stockholders' equity:
    Preferred stock                                      -               -                 -             -              -
    Common stock                                         -               -              (459)         (459)             1
    Additional paid-in capital                           -           1,706            36,080        37,786        101,253
    Retained earnings                                 (259)              -           (11,017)      (11,276)             -
                                                     -----         -------          --------      --------       --------
Total stockholders' equity
    (deficit)                                         (259)          1,706            24,604        26,051        101,254
                                                     -----         -------          --------      --------       --------
Total liabilities and
Stockholders' equity                                 $(259)        $     -          $125,977      $125,718       $ 99,440
                                                     =====         =======          ========      ========       ========

                                                                                                                  Total
                                                                                                                  Post-
                                                                                                               Acquisition
                                                     (e)             (f)               (g)           (h)       Adjustments
                                                     ---             ---               ---           ---       -----------
                       ASSETS
Cash and cash equivalents                         $(83,922)        $(3,912)          $(1,750)       $    -       $ 10,475
                                                  --------         -------           -------        ------       --------
Total current assets                               (83,922)         (3,912)           (1,750)            -         10,475
Intangible assets, net                                   -                -                -             -              -
Equity investment in
    KINNET   -                                           -               -                 -             -              -
Other noncurrent assets                                  -               -             1,750         1,122          2,253
                                                  --------         -------           -------        ------       --------
Total assets                                      $(83,922)        $(3,912)          $     -        $1,122       $ 12,728
                                                  ========         =======           =======        ======       ========

                   LIABILITIES AND
                    STOCKHOLDERS'
                       EQUITY
Current maturities of
    long-term debt                                $      -         $(1,332)          $     -        $    -       $ (1,332)
Accounts payable and
    accrued expenses                                     -            (101)                -             -         (1,915)
Current portion of notes
    payable to related parties                           -          (2,149)                -             -         (2,149)
Obligation for cash portion
    of consideration in the
    Acquisitions                                   (83,922)              -                 -             -        (83,922)
                                                  --------         -------           -------        ------       --------
Total current liabilities                          (83,922)         (3,582)                -             -        (89,318)

Long-term debt, net of
    current maturities                                   -            (330)                -             -           (330)
Notes payable to related
    parties, net of current
    maturities                                            -              -                 -             -              -
                                                  --------         -------           -------        ------       --------
Total liabilities                                  (83,922)         (3,912)                -             -        (89,648)
                                                  --------         -------           -------        ------       --------

Stockholders' equity:
    Preferred stock                                      -               -                 -         1,122          1,122
    Common stock                                         -               -                 -             -              1
    Additional paid-in capital                           -               -                 -             -        101,253
    Retained earnings                                                    -                 -             -              -
                                                  --------         -------           -------        ------       --------
Total stockholders' equity
    (deficit)                                            -               -                 -         1,122        102,376
                                                  --------         -------           -------        ------       --------
Total liabilities and
Stockholders' equity                              $(83,922)        $(3,912)          $     -        $1,122       $ 12,728
                                                  ========         =======           =======        ======       ========

             ADVANCED COMMUNICATIONS GROUP, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
      ADJUSTMENTS:

Year Ended December 31, 1996

(a) Reflects the amortization of excess purchase price relating to the Acquired Companies which has been preliminarily allocated to an undifferentiated pool of intangible assets to be amortized over a period of 25 years for pro forma purposes. The Company is currently obtaining independent appraisals of the Acquired Companies. Upon completion of the appraisals and in accordance with the terms thereof, the intangible assets in the pool will be allocated to the appropriate asset classifications, including customer lists and goodwill. Management expects these appraisals to result in changes to the estimated useful life noted above and the amortization expense recognized annually when separate values and depreciable lives are assigned to the various asset categories acquired. The appraisals are expected to be completed for inclusion in the Company's results for the quarter ended March 31, 1998.

(b) Reflects the equity in losses of KINNET of $388,000 and the amortization of $683,000 of related excess purchase price which has been recorded as intangible assets comprised of goodwill to be amortized over 25 years.

(c) Reflects an increase of $774,000 of interest expense attributable to debt issued as consideration for the Acquisitions, net of a reduction of $995,000 in interest expense on debt of the Acquired Companies which is to be repaid from the proceeds of the Offering.

(d) Reflects the revenue and expenses of two companies acquired by FirsTel in September 1997.

(e) Reflects the incremental provisions for federal and state income taxes relating to the other pro forma adjustments and for income taxes on heretofore S Corporation income.

(f) Reflects the amortization of the five year, $1.1 million strategic alliance and non-compete agreement entered into with Northwestern Public Service Company.

               ADVANCED COMMUNICATIONS GROUP, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

The following table summarizes unaudited pro forma combined statement of operations adjustments for the year ended December 31, 1996 (in thousands):

                                                                                                                   Total
                                                                                                                 Pro forma
                                               (a)       (b)          (c)       (d)          (e)         (f)    Adjustments
                                               ---       ---          ---       ---          ---         ---    -----------
Revenues:
   Telecommunications services               $     -   $     -       $  -     $1,728        $   -       $   -     $ 1,728
   Yellow page publishing                          -
                                             -------   -------       ----     ------        -----       -----     -------
            Total revenues                         -         -          -      1,728            -           -       1,728
Cost of services                                   -         -          -      1,044            -           -       1,044
Depreciation and amortization                  4,340         -          -         43            -         224       4,607
                                             -------   -------       ----     ------        -----       -----     -------
           Gross profit                       (4,340)        -          -        641            -        (224)     (3,923)
Selling, general and administrative
      expenses                                     -         -          -        657            -           -         657
                                             -------   -------       ----     ------        -----       -----     -------
           Income (loss) from operations      (4,340)        -          -        (16)           -        (224)     (4,580)
Other income (expense):
    Other income and expense, net                  -         -          -         (3)           -           -          (3)
    Interest expense                               -         -        221          -            -           -         221
    Equity in earnings of KINNET                   -    (1,071)         -          -            -           -      (1,071)
                                             -------   -------       ----     ------        -----       -----     -------
Income (loss) before income taxes             (4,340)   (1,071)       221        (19)           -        (224)     (5,434)
Provision for income taxes                         -         -          -          -          821           -         821
                                             -------   -------       ----     ------        -----       -----     -------
Net income (loss)                            $(4,340)  $(1,071)      $221     $  (19)       $(821)      $(224)    $(6,255)
                                             =======   =======       ====     ======        =====       =====     =======

            ADVANCED COMMUNICATIONS GROUP, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

Year Ended December 31, 1997

(a) Reflects the amortization of excess purchase price relating to the Acquired Companies which has been preliminarily allocated to an undifferentiated pool of intangible assets to be amortized over a period of 25 years for pro forma purposes.

(b) Reflects the equity in losses of KINNET of $171,000 and the amortization of $683,000 of related excess purchase price which has been recorded as intangible assets comprised of goodwill to be amortized over 25 years.

(c) Reflects an increase of $775,000 of interest expense attributable to debt issued as consideration for the Acquisitions, net of a reduction of $654,000 in interest expense on debt of the Acquired Companies which is to be repaid from the proceeds of the Offering.

(d) Reflects the incremental provisions for federal and state income taxes relating to the other pro forma adjustments and for income taxes on heretofore S Corporation income.

(e) Reflects the amortization of the five year, $1.1 million strategic alliance and non-competition agreement entered into with Northwestern Public Service Company.

              ADVANCED COMMUNICATIONS GROUP, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

The following table summarizes unaudited pro forma combined income statement adjustments for the twelve months ended December 31, 1997 (in thousands):


                                                                                                                 Total
                                                                                                               Pro forma
                                                    (a)           (b)        (c)          (d)          (e)    Adjustments
                                                    ---           ---        ---          ---          ---    -----------
Depreciation and amortization                     $ 4,340        $   -      $   -        $   -        $ 223     $ 4,563
                                                  -------        -----      -----        -----        -----     -------
           Gross profit                            (4,340)           -          -            -         (223)     (4,563)
Selling, general and administrative
      expenses                                          -            -          -            -            -           -
                                                  -------        -----      -----        -----        -----     -------
           Income (loss) from operations           (4,340)           -          -            -         (223)     (4,563)
Other income (expense):
    Other income and expense, net                       -            -          -            -            -           -
    Interest expense                                    -            -       (120)           -            -        (120)
    Equity in earnings of KINNET                        -         (854)         -            -            -        (854)
                                                  -------        -----      -----        -----        -----     -------
Income (loss) before income taxes                  (4,340)        (854)      (120)           -         (223)     (5,537)
Provision for income taxes                              -            -          -          373            -         373
                                                  -------        -----      -----        -----        -----     -------
Net income (loss)                                 $(4,340)       $(854)     $(120)       $(373)       $(223)    $(5,910)
                                                  =======        =====      =====        =====        =====     =======


                               SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ADVANCED COMMUNICATIONS GROUP, INC.


                              By:    /s/ Richard P. Anthony
                                    ----------------------------------------
                              Name:  Richard P. Anthony
                                    ----------------------------------------
                              Title: Chairman of the Board, President and
                                    ----------------------------------------
                                     Chief Executive Officer
                                    ----------------------------------------

                              Date: May 4, 1998

                         EXHIBIT INDEX

      These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K:

Exhibit No.       Description
-----------       -----------
    1             Omitted -Inapplicable

<F*>2.1           Restated Stock Purchase Agreement dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., Great Western Directories,
                  Inc. and the stockholders of Great Western Directories, Inc.

<F*>2.1A          Amendment No. 1 dated as of January 8, 1998 to the Restated Stock Purchase Agreement
                  filed as Exhibit 2.1.

<F*>2.2           Agreement and Plan of Exchange dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., ACG Acquisition Corp.,
                  Valu-Line of Longview, Inc. and the shareholders of Valu-Line of Longview, Inc. and the shareholders of Valu-Line of Longview, Inc.

<F*>2.2A          Amendment No. 1 dated as of January 8, 1998 to the Agreement and Plan of Exchange filed as Exhibit 2.2.

<F*>2.2B          Form of Second Amendment dated as of February 11, 1998 to the Agreement and Plan and
                  Exchanged filed as Exhibit 2.2, including a Form of Escrow Agreement attached thereto as
                  Annex III.

<F*>2.3           Agreement and Plan of Exchange dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., 1+USA V Acquisition Corp.,
                  Feist Long Distance Service, Inc. and the stockholders of Feist Long Distance Service,
                  Inc.

<F*>2.3A          Amendment No. 1 dated as of January 10, 1998 to the Agreement and Plan of Exchange filed as Exhibit 2.3.

<F*>2.4           Agreement and Plan of Exchange dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., FirsTel, Inc., the stockholders of FirsTel, Inc. and others.

<F*>2.4A          Amendment No. 1 dated as of December 15, 1997 to the Agreement and Plan of Exchange filed as Exhibit 2.4.



<F*>2.4B          Amendment No. 2 dated as of January 8, 1998 to the Agreement and Plan of Exchange filed as Exhibit 2.4.

<F*>2.5           Agreement and Plan of Exchange dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., ACG Acquisition II Corp.,
                  Tele-Systems, Inc. and the stockholders of Tele-Systems, Inc.

<F*>2.5A          Amendment No. 1 dated as of January 8, 1998 to the Agreement and Plan of Exchange filed as Exhibit 2.5.

<F*>2.6           Restated Asset Purchase Agreement dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., Long Distance Management II,
                  Inc. and Robert Alexander.

<F*>2.6A          Amendment No. 1 dated as of January 8, 1998 to the Restated Asset Purchase Agreement
                  filed as Exhibit 2.6.

<F*>2.7           Restated Asset Purchase Agreement dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., Long Distance Management of
                  Kansas, Inc., Robert Alexander and others.

<F*>2.7A          Amendment No. 1 dated as of January 8, 1998 to the Restated Asset Purchase Agreement
                  filed as Exhibit 2.7.

<F*>2.8           Restated Asset Purchase Agreement dated as of October 6, 1997,by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., Switchboard of Oklahoma City,
                  Inc. and others.

<F*>2.8A          First Amendment dated as of October 6, 1997 to the Restated Asset Purchase Agreement
                  filed as Exhibit 2.8.

<F*>2.8B          Second Amendment dated as of January 8, 1998 to the Restated Asset Purchase Agreement
                  filed as Exhibit 2.8.

<F*>2.9           Restated Asset Purchase Agreement dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., ACG Acquisition II Corp. and
                  Daniel W. and Cheryl A. Peters.

<F*>2.9A          Amendment No. 1 dated as of January 8, 1998 to the Restated Asset Purchase Agreement
                  filed as Exhibit 2.9.



<F*>2.10          Agreement and Plan of Exchange dated as of October 6, 1997, by and among Advanced
                  Communications Group, Inc., Advanced Communications Corp., KIN Network, Inc. and Liberty
                  Cellular, Inc.

<F*>2.10A         Amendment No. 1 dated as of January 8, 1998 to the Agreement and Plan of Exchange filed as Exhibit 2.10.

<F*>2.11          Agreement of Merger dated as of October 9, 1997 among Advanced Communications Group,
                  Inc., Advanced Communications Corp. and Advanced Communications Group Acquisition, Inc.

<F*>2.11A         Amendment No. 1 dated as of January 8, 1998 to the Agreement of Merger filed as Exhibit
                  2.11.

    4             Omitted - Inapplicable

<F*>10.43         Asset Purchase Agreement made and entered into as of September 3, 1997 by and between
                  RAFT, L.L.C., PAM Oil, Inc., Scott D. Scofield, William Pederson and FirsTel, Inc.

<F*>10.44         Amendment to the Asset Purchase Agreement filed as Exhibit 10.43.

    16            Omitted - Inapplicable

    17            Omitted - Inapplicable

    20            Omitted - Inapplicable

    23            Omitted - Inapplicable

    24            Omitted - Inapplicable

    27            Omitted - Inapplicable

    99            Omitted - Inapplicable

<F*>  Incorporated herein by reference to the exhibit of the same number to
      ACG's Registration Statement on Form S-1 (Registration No. 333-37671.
